UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

XFONE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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XFONE, INC.
5307 W. Loop 289
Lubbock, Texas 79414

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 22, 2009
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K, as amended, are available at: www.xfone.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 22, 2009

To our Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Meeting”) of the Stockholders of XFONE, INC., a Nevada corporation (the “Company”) will be held at 10:30 a.m. ET on December 22, 2009, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th  Floor, New York, NY 10022, United States, for the following purposes:

(i) To elect one (1) director and re-elect four (4) directors, each such director to serve until the 2010 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death.

(ii) To approve the appointment of Virchow, Krause & Company, LLP and Baker Tilly (Horowitz Idan Goldstein Sabo Tevet) (formerly, Goldstein Sabo Tevet), independent members of Baker Tilly International, as the Company’s Independent Certified Public Accountants, for the fiscal year ending December 31, 2009, and the first quarter of the fiscal year ending December 31, 2010. The Board of Directors recommends that the Stockholders vote “FOR” this Proposal at the Meeting; see Appendix A; and

(iii) To vote upon such other matter or matters that may properly come before the Meeting, or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), at the close of business on November 2, 2009 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended on Form 10-K/A, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

All stockholders are cordially invited to attend the Meeting in person. Your vote is important regardless of the number of shares you own. Only record or beneficial owners of the Company’s Common Stock as of the Record Date may attend the Meeting in person. When you arrive at the Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement.

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many stockholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the Meeting.

By order of the Board of Directors,

Date: November 4, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

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XFONE, INC.
5307 W. Loop 289
Lubbock, Texas 79414

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS

To be held on December 22, 2009

Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Xfone, Inc. (the “Company,” “we,” “us,” and “our”) for use at the Annual Meeting of Stockholders to be held on December 22, 2009, and at any postponements or adjournment thereof (the “Meeting”). Your vote is very important. For this reason, our Board of Directors is requesting that you permit your Common Stock, $0.001 par value per share (“Common Stock”), to be represented at the Meeting by the proxies named on the enclosed proxy card.  We will bear the cost of soliciting the proxies and we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  Solicitation of proxies may also be made personally, or by telephone, telegraph or E-mail, by our regularly employed officers and other employees, who will receive no additional compensation for such activities.

Information Concerning the Proxy Materials and the Meeting

This Proxy Statement contains important information for you to consider when deciding how to vote on the proposals brought before the Meeting (each a “Proposal,” and collectively, the “Proposals”). Please read it carefully. The following Proposals will be considered and voted upon at the Meeting: (i) a proposal to elect one (1) director and re-elect four (4) directors, each such director to serve until the 2010 Annual Meeting of the Company’s Stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or; and (ii) a proposal to approve the appointment of Virchow, Krause & Company, LLP and Baker Tilly (Horowitz Idan Goldstein Sabo Tevet) (formerly, Goldstein Sabo Tevet), independent members of Baker Tilly International (collectively, “Baker Tilly”), as the Company’s Independent Certified Public Accountants, for the fiscal year ending December 31, 2009, and the first quarter of the fiscal year ending December 31, 2010. Stockholders also will consider and act upon such other business as may properly come before the Meeting.

Voting materials, which include this Proxy Statement, the accompanying Notice of Meeting, the proxy card and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the United States Securities and Exchange Commission (the “Commission”) on April 1, 2009, and amended on Form 10-K/A filed on April 30, 2009, which contain financial statements and other information of interest to our stockholders, will be first mailed to stockholders on or about November 17, 2009.

Voting Procedures and Vote Required

Only stockholders of record of our Common Stock at the close of business on November 2, 2009 (the “Record Date”) are entitled to vote at the Meeting. As of November 2, 2009, there were issued and outstanding 18,376,075 shares of our Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting.  Stockholders may vote in person or by proxy. However, granting a proxy does not in any way affect a stockholder’s right to attend the Meeting and vote in person.  Anyone giving a proxy card may revoke it at any time before it is exercised by giving our Board of Directors written notice of the revocation, by submitting a proxy card bearing a later date or by attending the Meeting and voting in person.

Guy Nissenson and/or Niv Krikov are named as attorneys in the proxy. Mr. Nissenson is our President and Chief Executive Officer and is also a member of our Board of Directors. Mr. Krikov is our Chief Financial Officer. Mr. Nissenson and/or Mr. Krikov will vote all shares represented by properly executed, unrevoked proxies returned in time to be counted at the Meeting. Any stockholder granting a proxy has the right to withhold authority to vote for any or all of the nominees to the Board of Directors. Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, including the election / re-election of directors, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted in accordance with the discretion of the proxy holders. In addition, the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Meeting.

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The presence in person or by properly executed proxies of holders representing fifty point one percent (50.1%) of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. There are no cumulative voting rights. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present.

In accordance with the Company's Articles of Incorporation and By-laws, and applicable law, the election / re-election of directors (Proposal I)  shall be by a plurality of the votes cast and the approval of the appointment of Baker Tilly (Proposal II) shall be by a majority of the votes cast.

Shares of Common Stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are not counted as voted either for or against a Proposal. Abstentions are not counted as votes cast in the election of directors and will have no effect on the election of directors except to the extent that they affect the total votes received by a candidate. On matters other than the election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter.

Brokers holding shares of Common Stock for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on “routine” matters. Absent specific instructions from the beneficial owners in the case of “non-routine” matters, the brokers may not vote the shares. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Broker non-votes are not counted as votes cast in the election of directors and will have no effect on the election / re-election of directors except to the extent that they affect the total votes received by a candidate. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Meeting on those matters as to which instructions to vote are not provided by the owner. Of the two Proposals, the Proposal for the election/re-election of directors is considered “non-routine.”

Transfer Online is our transfer agent, and will be handling the proxy ballots and tabulation of votes for the Meeting.

Internet Voting Option for “Registered” Holders Only

Registered Stockholders have three voting options:  (1) Voting at the Meeting; (2) completing and sending in the enclosed proxy card; or (3) casting a vote on the Internet for such shares.

Instructions for voting electronically:

•	Contact our Secretary, Alon Reisser at alon@xfone.com, or Jen Berry from Transfer Online at jen@transferonline.com, to obtain your personal Authorization Code
•	Go online to www.transferonline.com/proxy
•	Enter the Proxy Code (246) and your personal Authorization Code
•	Press Continue
•	Make your selections
•	Press Vote Now

If you vote by Internet, please do not mail your proxy card.

Should you have any questions, or need additional assistance with electronic voting, please contact Transfer Online at proxy@transferonline.com or call 503-227-2950 (8:00-4:30 PDT).

Additional Information

Additional information about our Company is contained in our current and periodic reports filed with the Commission. These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Room maintained by the Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at www.sec.gov. Copies of such material can be obtained from the public reference section of the Commission at prescribed rates.

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Our principal executive office is located at:

5307 W. Loop 289
Lubbock, Texas 79414
U.S.A.

Telephone Number: 806-771-5212

The date of this Proxy Statement is November 4, 2009

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of October 30, 2009, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known to us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our Company.

The following table assumes, based on our stock records, that there are 18,376,075 shares issued and outstanding as of October 30, 2009.

Title of Class	Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class
Common	Abraham Keinan(1)(3) Chairman of the Board 4 Wycombe Gardens London NW11 8AL United Kingdom	4,808,000	Direct	24.19%
Common	Guy Nissenson(2)(3) President, Chief Executive Officer, and Director, 3A Finchley Park London N12 9JS United Kingdom	2,815,000	Direct/Indirect	14.16%
Common	Eyal J. Harish(4) Director 18 Bloch St. Tel Aviv, Israel	75,000	Direct	0.41%
Common	Shemer S. Schwartz(5) Director 5 Israel Galili St. Kefar Saba, Israel	83,900	Direct	0.45%
Common	Aviu Ben-Horrin(6) Director 40 Jabotinski St. Kefar Sava, Israel	75,000	Direct	0.14%
Common	Itzhak Almog(7) Director 7/A Moledet St. Hod Hasharon, Israel	25,000	Direct	0.14%
Common	Israel Singer(8) Director 63 Ben Eliezer St. Ramat Gan, Israel	20,000	Direct	0.11%
Common	Arie Rosenfeld Director 9, Clos de Wagram 1180 Brussels, Belgium	0	N/A	--
Common	Directors and Executive Officers as a group (9 persons)	7,901,900	Direct	36.59%
Common	Scott Richard L(9) 700 11th street South, Suite 101 Naples, FL 34102	3,443,121	Indirect	17.96%
Common	Gagnon Securities LLC(10)(11) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019	1,450,062	Indirect	7.86%
Common	Neil Gagnon(10)(11) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019	2,630,520	Direct/Indirect	13.99%

(1)      Until June 23, 2004, Abraham Keinan indirectly held 1,302,331 shares of our Common Stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual. In addition, certain stockholders provided Mr. Keinan and Mr. Nissenson with irrevocable proxies representing a total of 4.11% of our Common Stock. On November 24, 2004, our Board of Directors issued 1,500,000 options to Mr. Keinan on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. Mr. Keinan’s 4,808,000 shares of Common Stock include 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(2)      Guy Nissenson, our President, Chief Executive Officer, and Director, holds 111,500 shares of our Common Stock and has indirect beneficial ownership of 1,203,500 shares of our Common Stock and direct beneficial ownership of 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 4.11% of our Common Stock. To the extent that we issue any shares to Abraham Keinan, Campbeltown Business Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions so that the relative percentage ownership of Abraham Keinan and Campbeltown Business Ltd. remains the same. On November 24, 2004, our Board of Directors issued 1,500,000 options to Mr. Nissenson on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

(3)      Our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement is for a term of 10 years and provides that: (a) Messrs Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our Common Stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

(4)      Dr. Eyal J. Harish is the former brother-in-law of Abraham Keinan, our Chairman of the Board. Dr. Harish holds 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(5)      Mr. Shemer S. Schwartz holds 8,900 shares of our Common Stock and 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(6)      Mr. Aviu Ben-Horrin holds 50,000 shares of our Common Stock and 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(7)      Mr. Itzhak Almog holds 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(8)      Mr. Israel Singer holds 20,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement.

(9)      According to a Form 4 filed with the Commission on November 14, 2008, Richard L Scott, the controlling member of

XFN RLSI Investments, LLC, located at 28 West 44th Street, Suite 1111, New York, NY 10036 (“XFN RLSI”), may be deemed to beneficially own 2,643,121 shares of Common Stock owned by XFN RLSI.   According to a Schedule 13D/A filed with the Commission on September 8, 2008, Mr. Scott may also be deemed to beneficially own a warrant owned by XFN RLSI to purchase an additional 800,000 shares of Common Stock, for aggregate beneficial ownership of 3,443,121 shares. The table reflects beneficial ownership of all shares and the warrant.

(10)    Gagnon Securities LLC, a registered investment adviser, in its role as investment manager to several customer accounts, foundations, partnerships, trusts, and private investment funds (collectively, the “Funds”) to which it furnishes investment advice, may be deemed to beneficially own 1,450,062 shares of Common Stock which are owed by the Funds, which includes 72,132 shares issuable upon exercise of warrants. Gagnon Securities LLC shares investment and/or voting power with Mr. Gagnon, the managing member and the principal owner of Gagnon Securities LLC, over certain of the 1,450,062 shares owned by the Funds, and shares investment discretion and/or voting power over the remaining shares with persons other than Mr. Gagnon. Gagnon Securities LLC has expressly disclaimed beneficial ownership of all securities held in the Funds' accounts. No single client's interest as reported in the customer accounts at Gagnon Securities LLC exceeds 5% of our outstanding Common Stock.

(11)    Mr. Gagnon has sole voting power with respect to 1,372,946 shares of our Common Stock (which includes 254,545 shares issuable upon exercise of warrants), shares voting power with respect to 1,188,993 shares of Common Stock (which includes 157,323 shares issuable upon exercise of warrants), has sole dispositive power with respect to 1,372,946 shares of Common Stock (which includes 251,300 shares issuable upon exercise of warrants), and shares dispositive power with respect to 1,257,574 shares of Common Stock (which includes 176,568 shares issuable upon exercise of warrants).  Mr. Gagnon has expressly disclaimed beneficial ownership of all securities held in the Funds' accounts. No single client's interest as reported in the customer accounts at Gagnon Securities LLC exceeds 5% of our outstanding Common Stock.

As of the date of this Proxy Statement, our Chairman of the Board, Abraham Keinan, beneficially owns 18% of our Common Stock (excluding options). Our President, Chief Executive Officer, and Director, Guy Nissenson, beneficially owns 0.61% of our Common Stock and has significant influence over an additional 6.55% of our Common Stock (excluding options), which is owned by Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 4.11% of our Common Stock. Shemer S. Schwartz, a director, beneficially owns 0.048% of our Common Stock (excluding options). Aviu Ben-Horrin, a director, beneficially owns 0.272% of our Common Stock (excluding options). Our wholly owned subsidiary, Swiftnet Limited, beneficially owns 0.71% of our Common Stock. Therefore, our management potentially may vote 30.3% of our Common Stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options.  As such, our management may have control over the outcome of matters submitted to a vote of the holders of our Common Stock, including the election of directors, amendments to our Articles of Incorporation and Bylaws and approval of significant corporate transactions. Additionally, our management may be able to delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

PROPOSAL I

ELECTION / RE-ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS

The Board of Directors oversees our management and our business affairs in order to ensure that our stockholder’s interests are best served. Our Board does not involve itself in our day-to-day operations. It establishes with management the objectives and strategies to be implemented and monitors management’s general performance and conduct.

Board Structure

On October 25, 2007, the Board adopted amendments to our Bylaws in order to, among other things, provide that the Board shall be comprised of not less than two (2), and no more than eight (8) directors, and to create a classified board by dividing the Board’s membership into three classes: Class A (three (3) directors), Class B (three (3) directors) and Class C (two (2) directors).  On December 17, 2007, our stockholders re-elected the eight directors then serving to Classes A, B and C created on October 25, 2007, to serve until re-elected or the election and qualification of their successors, or until their earlier resignation, removal or death.  The three classes had staggered terms of office and in accordance therewith, the Class A directors would serve for one year, and then would be up for re-election for a three-year term at the 2008 Annual Meeting of Stockholders, the directors serving in Class B of the Board would serve for two years, and then would be up for re-election for a three-year term at the 2009 Annual Meeting of Stockholders, and the directors serving in Class C of the Board would serve for three years, and then would be up for re-election for another three-year term at the 2010 Annual Meeting of Stockholders.

Subsequently, the Board of Directors re-evaluated the structure of the Board, and felt that it would be in the best interests of the Company and our stockholders if each director served for a one-year term only. Accordingly, on January 15, 2009, the Board of Directors approved and adopted the Company’s Reamended and Restated Bylaws (the “2009 Amended Bylaws”), which, among other things, de-classified the Board from its previous 3-class structure. The 2009 Amended Bylaws provided that each director elected or re-elected at an annual meeting of stockholders would serve until the next annual meeting, except for Abraham Keinan, Guy Nissenson and Shemer Shimon Schwarz, who were re-elected at our 2008 annual meeting of stockholders as Class A directors in accordance with the previous classified structure, and will therefore next stand for re-election at the 2011 Annual Meeting of Stockholders. The 2009 Amended Bylaws also increased the Board size to be comprised of not less than two (2) and no more than ten (10) directors.

Directors are elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election and/or re-election of directors shall be held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting. Directors may resign at any time by delivering his/her resignation to the Chairman of the Board of Directors, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board of Directors (if no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors). When one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his/her successor shall have been duly elected and qualified or until his earlier resignation, removal or death. Any director may be removed by the affirmative vote of not less than ninety percent (90%) of the outstanding shares of our Common Stock then entitled to vote, with or without cause, at any time, at a special or an annual meeting of stockholders, or by a written consent.

Our Board is comprised of the following eight members as of November 2, 2009:

Name of Director	Director Since:
Abraham Keinan, Chairman of the Board(1)	Inception
Guy Nissenson, President and Chief Executive Officer(1)	Inception
Shemer Shimon Schwarz(1)	December 19, 2002
Eyal Josef Harish	December 19, 2002
Aviu Ben-Horrin	November 23, 2004
Itzhak Almog	May 18, 2006
Israel Singer	December 28, 2006
Arie Rosenfeld(2)	January 16, 2009
(1)	Will next stand for re-election at the 2011 annual meeting of stockholders.
(2)
On January 15, 2009, our Board of Directors, pursuant to the recommendation of our Nominating Committee on the same date, appointed Mr. Rosenfeld as a director, effective as of January 16, 2009, to serve until standing for election at the next succeeding annual meeting of our stockholders and/or until his successor is duly elected and qualified or until his earlier resignation, removal or death. Mr. Rosenfeld was elected to fill one of the vacancies created by an increase, from eight (8) to ten (10), of the maximum authorized number of directors on the Board of Directors, which was approved by our Board of Directors on January 15, 2009. Mr. Rosenfeld will be standing for his first election by our stockholders at the Meeting.

General and Required Vote

The following individuals have been nominated as members of our Board of Directors: At the Meeting, four directors (Eyal Josef Harish, Aviu Ben-Horrin, Itzhak Almog and Israel Singer) are to be re-elected, and one director (Arie Rosenfeld) is to be elected, each such director to serve until the 2010 annual meeting of our stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal.

Pursuant to Nevada law and our Bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Meeting will be elected / re-elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Information Regarding the Nominees for the Board of Directors

The following table lists the nominees to the Board of Directors and their other current positions with the Company. Biographical information for each nominee follows the table. The persons designated as our proxies intend to vote FOR the election / re-election of each of the five nominees listed, unless otherwise directed. We have no reason to believe that any nominee will be unable or unwilling to serve if elected / re-elected as a director. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent, in their sole discretion, FOR such substitute nominee that is nominated, unless the Board reduces the number of directors.

Name	Age	Director / Officer
Eyal Josef Harish	57	Director, since December 19, 2002, is an independent director since January 21, 2009, and Chairman of the Compensation Committee and member of the Nominating Committee of the Board.
Aviu Ben-Horrin	61	Director, since November 23, 2004, and is an independent director.
Itzhak Almog	71	Director, since May 18, 2006, and is an independent director and Chairman of our Audit Committee and our Nominating Committee.
Israel Singer	60	Director, since December 28, 2006, and is an independent director and a member of our Audit Committee.
Arie Rosenfeld	65	Director since January 16, 2009 and is an independent director.

Nominees for Re-Election

Dr. Eyal J. Harish has been a member of our Board of Directors since December 19, 2002, is an independent director and Chairman of the Compensation Committee and member of the Nominating Committee of the Board. Dr. Harish has been a Director of our subsidiary, Xfone 018, since its inception in April 2004. Dr. Harish had been a Director of our subsidiary, Xfone USA, from March 2005 until February 2008. From 1982 to present, Dr. Harish has been in his own private practice in Israel as a dentist. Prior to becoming a dentist, from 1974 to 1980, Dr. Harish was an Administration Manager with Consortium Holdings, an Israel based communications company. Dr. Harish is the former brother-in-law of Mr. Keinan, our Chairman of the Board.

Mr. Itzhak Almog has been a member of our Board of Directors since May 18, 2006, and is an independent director and Chairman of the Audit Committee and the Nominating Committee of the Board. From 2002 until his retirement in 2007, Mr. Almog was an independent business consultant, specializing in international marketing and management. From 1993 to 2002, Mr. Almog was the President and CEO of Comverge Control Systems Ltd., an Israel based start-up company, which developed innovative solutions for Electric Utilities. From 1990 to 1993, Mr. Almog was the President of Tasco Electronic Services, Inc., a US based Hi-Tech company, specializing in Automatic Test machines for commercial and military Aviation. Mr. Almog was an officer with the rank of Rear Admiral in the Israel Defense Forces and served in various commanding posts in the Israeli Navy. In 1980 Mr. Almog received a BA in Modern Middle East History from the Tel Aviv University in Tel Aviv. In 1984 Mr. Almog received a Master of Business Administration from the Tel Aviv University in Tel Aviv.

Mr. Aviu Ben-Horrin has been a member of our Board of Directors since November 23, 2004, and is an independent director. Mr. Ben-Hurrin was a member of our Audit Committee from November 24, 2004 until January 17, 2007. Mr. Ben-Horrin is also a Director of our subsidiary, Xfone 018. From 2001 to present, Mr. Ben-Horrin directs, controls and manages various real estate projects together with Bonei RMAG Ltd. and MPK Ltd. From 1996 to 2001, Mr. Ben-Horrin managed real estate projects for Lear Or Ltd. and was an engineering consultant for Orik Ltd., a construction company. From 1994 to 1996, Mr. Ben-Horrin worked for the Ministry of Construction and Housing of the state of Israel as a manager of various projects. From 1975 to 1992, Mr. Ben-Horrin was an officer with the rank of Colonel in the Israel Defense Forces and served in various engineering and commanding posts. In 1975, Mr. Ben-Horrin received a BS in Mechanical Engineering from the Technion University in Haifa. In 1987.

Mr. Israel Singer has been a member of our Board of Directors since December 28, 2006, and is an independent director and a member of the Audit Committee since January 17, 2007. Mr. Singer is an elected member of the Ramat Gan City council. During 2006, Mr. Singer was the managing director of the academic center “Raanana College” in Israel. During 2004 and 2005, Mr. Singer was a consultant to the Education Committee of the “Israeli Knesset” (the Israeli Parliament). From 1985 to 2003, Mr. Singer was the principal of the “Blich High School” in Ramat Gan. From 1992 to 1998, Mr. Singer was a member of the board of directors of Rada Electronic Industries Ltd. In 1973, Mr. Singer received a B.Sc. in Physics from the Tel Aviv University in Tel Aviv, Israel. In 1978, Mr. Singer received an M.Sc. in High - Energy Physics from the Tel Aviv University in Tel Aviv, Israel.

Nominee for Election

Mr. Arie Rosenfeld was appointed to the Board effective as of January 16, 2009, and is an independent director.  He is currently involved with a number of high-tech companies around the world. Since April 2008, Mr. Rosenfeld has served as Chairman of Software Imaging Ltd., an imaging software company in Oxford, U.K.  Mr. Rosenfeld also serves as managing partner of DOR Ventures s.c.a., a venture capital fund based in Brussels, Belgium (since May 2000), and strategic consultant to Dainippon Screen Manufacturing Co., a company providing manufacturing equipment to the semiconductor industry, based in Kyoto, Japan (since June 1996). Between May 2005 and December 2008, Mr. Rosenfeld served as Chairman of Printar Ltd., manufacturer of digital printing equipment for the PCB industry, based in Rehovoth, Israel.  From June 1997 to June 2007, Mr. Rosenfeld served as Chairman of the Board of XAAR plc, a supplier of ink-jet heads to industrial printer manufacturers in Asia, Europe and the U.S., based in Cambridge, U.K. (LSE: XAR).  From 1988 to 1995, Mr. Rosenfeld served as President, CEO and a director of Scitex Corporation Ltd., a multi-national company providing visual information communication products for the graphic arts and digital printing industries, headquartered in Israel.  Scitex Corporation Ltd. was later sold to Creo Products Inc. of Vancouver, Canada.  Mr. Rosenfeld has received an MBA from INSEAD in Fontainebleau, France, and a B.Sc. degree in electronics engineering from the Technion – Israel Institute of Technology in Haifa, Israel.
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At the Meeting a vote will be taken on a proposal to approve the re-election of four (4) director nominees and the election of one (1) director nominee.

CORPORATE GOVERNANCE

Information About the Other Members of the Board and Executive Officers

The following table lists the other members of our Board of Directors and their current positions with our Company, who are not standing for election/re-election at the Meeting.  It also includes information about our executive officers who are not also directors. Our Board of Directors elects our executive officers. Biographical information for each director and officer is provided below.

Name	Age	Director / Officer
Abraham Keinan	60	Chairman of the Board of Directors, since our inception.
Guy Nissenson	35	Director, President and Chief Executive Officer since our inception.
Shemer S. Schwartz	35	Director, since December 19, 2002, and is an independent director and a member of our Audit Committee and our Compensation Committee.
Niv Krikov	38	Principal Accounting Officer since May 9, 2007 and Treasurer and Chief Financial Officer since August 13, 2007.

Mr. Abraham Keinan has been our Chairman of the Board of Directors since our inception. Abraham Keinan founded Swiftnet in February 1990. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception. From 1991 to October 2003, Mr. Keinan was Swiftnet’s Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall. Mr. Keinan has been a Director of Xfone 018 since its inception in April 2004. In March 2005, Mr. Keinan became the Chairman of the Board of Directors of Xfone 018. Mr. Keinan has been a Director of Xfone USA since its inception in May 2004. Mr. Keinan has been a Director of Story Telecom since May 2006. Mr. Keinan has been a Director of Equitalk.co.uk. since July 2006. In February 2008, Mr. Keinan became a Director of NTS Communications. In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mr. Guy Nissenson has been our President, Chief Executive Officer and Director since our inception. Mr. Nissenson joined Swiftnet in October 1999 and became a Director of Swiftnet in May 2000. He had been the Managing Director of Swiftnet from October 2003 until July 2006. In October 2002, Mr. Nissenson became a Director of Story Telecom. In or about January 2002, Mr. Nissenson became a Director of Auracall. Mr. Nissenson has been a Director of Xfone 018 since its inception in April 2004. Mr. Nissenson has been a Director of Xfone USA since its inception in May 2004. In March 2005, Mr. Nissenson became the Chairman of the Board of Directors of Xfone USA. Mr. Nissenson has been a Director of Equitalk.co.uk. since July 2006. In February 2008, Mr. Nissenson became a Director of NTS Communications and its Chairman of the Board. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israel Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London in London, United Kingdom.

Mr. Shemer S. Schwartz has been a member of our Board of Directors since December 19, 2002, and is an independent director and a member of the Audit Committee and the Compensation Committee of our Board. Mr. Schwartz has been a Director of Xfone 018 since its inception in April 2004. Mr. Schwartz had been a Director of Xfone USA from March 2005 until February 2008. From March 2003 to January 2008, Mr. Schwartz was the co-founder and research and development expert of XIV Ltd., a data storage start up company located in Tel-Aviv, Israel. XIV Ltd. was acquired by IBM in January 2008 and since that time, Mr. Schwartz has led research and development of the XIV Ltd. storage project at IBM. From November 2001 to March 2003, Mr. Schwartz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwartz was a Captain in the Research and Development Center of the Israel Defense Forces Intelligence. In July 1995, Mr. Schwartz received a BS degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwartz received an MS degree in Computer science from the Tel-Aviv University in Tel-Aviv, Israel.

Mr. Niv Krikov became our Vice President Finance on March 13, 2007, and our Principal Accounting Officer on May 9, 2007. On August 13, 2007, in accordance with a resolution of the Board of Directors of the Company, we elected Mr. Krikov, as our Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance of the Company, but continues to serve as Principal Accounting Officer. Effective as of August 15, 2009, Mr. Krikov is also serving as Executive Vice President of NTS Communications.   Prior to joining the Company, Mr. Krikov held the following financial and accounting positions: Corporate Controller of Nur Macroprinter Ltd., a publicly traded company (OTCBB: NURMF.PK) acting as a manufacturer of wide format digital printers, where Mr. Krikov was responsible, among other duties, for the preparation of all financial reports (2005 to March 2007); Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR), a developer and manufacturer of wireless communication equipment (2002 to 2005); Auditor at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of the international public accounting firm Ernst & Young (1997 to 2001). Mr. Krikov holds a B.A. degree in Economics and Accounting from the Tel Aviv University and a LL.M degree from the Faculty of Law at the Bar Ilan University and is licensed as a CPA in Israel.

Significant Employees

Mrs. Barbara Baldwin, 47 years of age, is President and Chief Executive Officer of NTS Communications and is President and Chief Executive Officer of Xfone USA, a position she was appointed to on February 28, 2008 replacing Wade Spooner.  Ms. Baldwin was appointed to the Board of Directors of NTS Communications on 1991 and to the Board of Directors of Xfone USA on February 28, 2008.  She also serves in the following capacities of the following subsidiaries of NTS Communications: Director and Managing Member of NTS Management Company, LLC; President of Communications Brokers, Inc.; Director and President of NTS Construction Company; President of Midcom of Arizona, Inc.; and Director and President of Garey M. Wallace, Inc.  Ms. Baldwin also serves as  Director of NTS Holdings Incorporated.  She has been employed by NTS Communications since 1982, and has held a variety of positions with NTS Communications, including being directly responsible for sales and marketing, management information systems, customer service and account administration.  She has served as President of NTS Communications since 1994 and as President and CEO of NTS Communications since 2000. Ms. Baldwin holds a B.B.A. and an M.B.A. from Texas Tech University in Lubbock, Texas.

Mr. Brad Worthington, 43 years of age, is Executive Vice President and Chief Operating Officer of NTS Communications.  Mr. Worthington had been a member of the Board of Directors of NTS Communications from 1994 through 2008. Mr. Worthington received his B.S. Ed. From Southwest Texas State University in 1987 and his J.D. from Texas Tech University School of Law in 1990.  He is licensed to practice law in the State of Texas.  Mr. Worthington is a member of the State Bar of Texas, and the Lubbock County Bar Association and is admitted to practice in the Federal District Court for the Northern District of Texas.  Mr. Worthington served as General Counsel for NTS Communications from 1990 until 2000.  As General Counsel, Mr. Worthington was responsible for advising senior staff on various legal and regulatory issues, preparation and review of contracts, contract and business negotiations.  Mr. Worthington was named Executive Vice President in 1994 and Chief Operating Officer in 2000.  Mr. Worthington also serves in the following capacities of the following subsidiaries of NTS Communications: Director and Managing Member of NTS Management Company, LLC; Secretary of Communications Brokers, Inc.; Secretary of NTS Construction Company; Secretary of Midcom of Arizona, Inc.; and Director and Secretary of Garey M. Wallace Company, Inc.  Mr. Worthington also serves as Director of NTS Holdings Incorporated.

Mr. Jerry E. Hoover, 61 years of age, is Executive Vice President, Treasurer and Chief Financial Officer of NTS Communications and Treasurer of Xfone USA. Mr. Hoover graduated from Texas Tech University in 1971 and shortly afterward began a career in public accounting.  Mr. Hoover has been a Certified Public Accountant for over 35 years and for the last 25 years has worked with accounting issues unique to the telecommunications industry.  In addition, he has also taught accounting, taxation, and auditing at the university level.  Mr. Hoover was a principal in a major Lubbock accounting firm where he began doing work for NTS Communications in 1984.  He joined NTS Communications on an in-house basis in 1994 as Executive Vice President and Treasurer, and was named Chief Financial Officer in 2000.  Mr. Hoover also serves in the following capacities of the following subsidiaries of NTS: Director  and Manager of NTS Management Company, LLC; Treasurer of Communications Brokers, Inc.; Treasurer of NTS Telephone Company, LLC; Treasurer of Midcom of Arizona, Inc.; and Treasurer of Garey M. Wallace Company, Inc.  Mr. Hoover also serves as the Sole Manager of NTS Telephone Company, LLC, and as Director of NTS Holdings Incorporated.

Mr. John Mark Burton, 45 years of age, was appointed as the Managing Director of Swiftnet at the completion of our acquisition of Equitalk.co.uk on July 3, 2006. He founded Equitalk.co.uk, the UK’s first fully automated e-telco, in 2000 and has been serving as its Managing Director since then. On August 3, 2006, Mr. Burton was appointed to the Board of Directors of Swiftnet. On August 7, 2006, Mr. Burton was elected as a Chairman to the Board of Directors of Story Telecom, Inc. and Story Telecom Limited (collectively, "Story Telecom"), and on March 31, 2008 he was appointed as Story Telecom's Managing Director. On August 14, 2007, Mr. Burton was appointed as Managing Director and appointed to the Board of Directors of Auracall. Prior to founding Equitalk, Mr. Burton founded Nexus Telecom Limited in 1995. Under his leadership as Managing Director, Nexus designed an award-winning server-based soft switch that gained UK Regulatory and IBM Approval. Prior to Nexus, Mr. Burton worked as Business Development Manager for Griffin International (a telecom messaging company). He has also served as R&D Manager at Nortel Networks with responsibility for engineers in the UK, US and Far East designing a next generation, open architecture PBX. Mr. Burton is a graduate of the University of Liverpool where he earned a BEng degree in Electronic Engineering. He holds an MBA from Cranfield School of Management and a CEng MIEE designation from the Institute of Electrical Engineers.  He is a Member of the British Institute of Directors.

Mrs. Bosmat Houston, 49 years of age, is our Senior Software Consultant. She joined Swiftnet in September 1991 as its Research and Development Manager. Mrs. Houston received a Bachelor of Science Degree in Computer Science from the Technion - Institution of Technology, Haifa Israel in 1986.

Family Relationships

Dr. Eyal J. Harish, one of our nominees for re-election as a director, is a former brother-in-law of Mr. Abraham Keinan, our Chairman of the Board.

Mr. Iddo Keinan, son of Mr. Abraham Keinan, our Chairman of the Board, has been employed by our wholly owned UK based subsidiary, Swiftnet Limited since 1998.

Mr. Guy Nissenson, our President, Chief Executive Officer, and director, and other members of the Nissenson family own and control Campbeltown Business Ltd., our major shareholder and a former consultant.

Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President, Chief Executive Officer, and director, is the Managing Director of Dionysos Investments (1999) Ltd., our consultant. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Guy Nissenson.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Board Independence

We apply the standards of the NYSE Amex LLC, the stock exchange upon which our Common Stock is listed in the U.S., for determining the independence of the members of our Board of Directors and Board committees. The Board has determined that, as of June 28, 2009, the following directors are independent within these rules: Shemer S. Schwartz, Itzhak Almog, Aviu Ben-Horrin, Israel Singer, Eyal Harish and Arie Rosenfeld.

Board Meetings and Attendance

During fiscal 2008, our Board of Directors held 15 physical and telephonic meetings.  The Board also approved certain actions by unanimous written consent. With the exception of the directors listed below, all incumbent directors attended, either in person or via telephone, at least 75% of all meetings of the Board that were held in fiscal 2008 during the period in which they served as a director.

Mr. Aviu Ben-Horrin attended at least 73% of all meetings of the Board during fiscal 2008; Mr. Israel Singer attended at least 73% of all meetings of the Board during fiscal 2008; and Mr. Morris Mansour (a former director, resigned effective as of June 5, 2009) attended at least 45% of all meetings of the Board during fiscal 2008.

Committees of the Board of Directors

Audit Committee

We have an Audit Committee that was formed at a November 24, 2004 Board of Directors meeting. The Audit Committee is composed of three directors: Messrs. Almog, Schwartz and Singer (all three are considered independent directors). Mr. Almog who satisfies the “financial sophistication” requirement was appointed as the Chairman of the Audit Committee. The Audit Committee makes decisions regarding our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding our 2004 Stock Option Plan and 2007 Stock Incentive Plan are decided by the entire Board of Directors, including the members of the Audit Committee.

The Audit Committee is governed by a charter which was originally adopted on November 24, 2004. On January 28, 2008, in accordance with its responsibility to annually review the adequacy of its charter, the Audit Committee and the Board approved amendments to the charter to update it to comply with rules and regulations applicable to the Company that have changed since the charter was last reviewed and to make certain technical, clarifying and non-substantive changes. On June 28, 2009, in accordance with its responsibility to annually review the adequacy of its charter, the Audit Committee and the Board approved further amendments to the charter to replace references to the “American Stock Exchange” with “NYSE Amex LLC,” the name by which the stock exchange is currently known, to revise applicable provisions relating to meetings and acts of the Audit Committee to be consistent with our Bylaws (which were amended on January 15, 2009), to update the charter to comply with rules and regulations applicable to the Company that have changed since the charter was last reviewed, and to make certain technical, clarifying and non-substantive changes. A copy of the Committee’s current charter as amended is available on our website, at www.xfone.com.

During fiscal 2008, the Audit Committee held 8 physical and telephonic meetings. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in fiscal 2008 during the period in which they served on the committee, with the exception of Mr. Singer, who attended  at least  60% of such meetings.

Nominating Committee

We have a Nominating Committee of our Board of Directors, which was established by our Board on December 30, 2007. The primary functions of the Nominating Committee are to assist the Board by identifying individuals qualified to become Board members, to recommend to the Board the director nominees for our annual meetings of stockholders, and to recommend to the Board director nominees for each Board committee.  The Nominating Committee is comprised of at least two members satisfying the independence requirements of the U.S. Securities and Exchange Commission and the NYSE Amex. Messrs. Itzhak Almog (Chairman) and Eyal Harish were appointed by the Board as members of the Nominating Committee, to serve in such capacities until their resignation, retirement, removal by the Board, or until their successors are appointed.

The Nominating Committee is governed by a charter which was adopted by the Board on December 30, 2007, and then amended on January 15, 2009.  The January 15, 2009 amendments replaced references to the “American Stock Exchange” with “NYSE Alternext US LLC,” the name by which the stock exchange was then known, revised applicable provisions regarding shareholder recommendations and nominations of director candidates to be consistent with the 2009 Amended Bylaws (as described above) and with our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), which was adopted by the Board on  January 15, 2009 (described below), made certain technical, clarifying and non-substantive changes.  A copy of the current charter of the Nominating Committee is available on our website, at www.xfone.com.

During fiscal 2008, the Nominating Committee did not hold any physical or telephonic meetings.

In addition to its charter, the Nominating Committee operates in accordance with the Policy.  A copy of the Policy is available on our website, at www.xfone.com.  Under the charter and Policy, the Nominating Committee considers candidate recommendations submitted to us by any relevant source, including recommendations submitted by our stockholders in accordance with the Policy, management and relevant third parties.  Candidate recommendation submitted by our stockholders shall be considered by the Nominating Committee in the same manner as candidates recommended to the Nominating Committee from other sources.

In evaluating nominees, the Nominating Committee considers such factors as it deems appropriate, such as the current Board composition and whether the candidate would qualify as independent, as well as the candidate’s experience and skills, professional and personal ethics and values, professional commitments, and the existence of any conflicts of interests.

Stockholders may recommend director candidates by submitting the recommendation in writing by letter to Xfone, Inc., Attention: Corporate Secretary, at the Company’s offices at 5307 W. Loop 289, Lubbock, Texas 79414, Fax: (806)-788-3398 / Email: alon@xfone.com. Such written letter must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between us and the candidate within the last three (3) years, and a written indication by the recommended candidate of her/his willingness to serve. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, as described in the charter, including issues of character, integrity, judgment, diversity of experience, independence, area(s) of expertise, corporate experience, length of service, potential conflict(s) of interest and other commitments, and personal references.

As described in the Policy, stockholders of record (and holders who hold stock though a nominee) may also nominate directors for election to the Board at an annual meeting at which directors are to be elected and/or re-elected by following the procedures and meeting the deadlines and other requirements set forth in Article 2.4 of our 2009 Amended Bylaws, and/or the rules and regulations of the Commission.

Compensation Committee

On December 30, 2007, our Board of Directors also established a Compensation Committee. The Compensation Committee was created to assist the Board in the discharge of its responsibilities with respect to the compensation of our directors and officers. The Compensation Committee is comprised of at least two members satisfying the independence requirements of the Commission and the NYSE Amex. In addition, each member of the Compensation Committee is required to be a “nonemployee director,” within the meaning of Rule 16b-3 issued by the SEC, and an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Messrs Eyal Harish (Chairman) and Shemer S. Schwartz were appointed by the Board as members of the Nominating Committees, to serve in such capacities until their resignation, retirement, removal by the Board, or until their successors are appointed.

The Compensation Committee is governed by a charter which was adopted by the Board on December 30, 2007. A copy of the charter of the Compensation Committee is available on our website, at www.xfone.com.

During fiscal 2008, the Compensation Committee held 2 physical and telephonic meetings. The Compensation Committee also approved certain actions by unanimous written consent. All incumbent directors serving on the Compensation Committee attended, either in person or via telephone, at least 75% of all meetings of the Compensation Committee that were held in fiscal 2008 during the period in which they served on the committee.

Audit Committee Financial Expert

The Board has determined that Mr. Itzhak Almog is an “audit committee financial expert” as that term is defined by the Commission and the NYSE Amex, and is “independent” from our management as that term is defined under the NYSE Amex rules.

Stockholder Communications with the Board

We have not implemented a policy or procedure by which our stockholders can communicate directly with our directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe we are responsive to stockholder communications, and therefore we have not considered it necessary to adopt a formal process for stockholder communications with the Board of Directors. During the upcoming year the Board of Directors will continue to monitor whether it would be appropriate to adopt such a process.

Code of Conduct and Ethics

The Audit Committee of the Board of Directors has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all of our directors, officers and employees. The Code, which was ratified by the Board, is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

The Code was previously filed on a Current Report on Form 8-K which we filed with the Commission on August 15, 2006, and is also available on our website at www.xfone.com.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes all compensation received for services rendered to the Company during the fiscal years ended December 31, 2006, 2007 and 2008 by our Chief Executive Officer and two other executive officers other than our Chief Executive Officer who were serving as our executive officers at December 31, 2006, 2007 and 2008 (collectively, our “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Non-qualified Deferred Compensation Earnings ($)	All Other Compensation (10) ($)		Total ($)
Abraham Keinan , Chairman of the Board	2008	89,082	(1)	-	-	-	293,912	(2)	-	15,965	(3)	398,959
	2007	96,043	(1)				254,350	(2)		18,796	(3)	369,189
	2006	94,032	(1)	-	-	-	100,710	(4)	-	35,920	(3)	230,662

Guy Nissenson, President, CEO, and Director	2008	89,082	(5)	-	-	-	290,048	(6)	-	6,982	(7)	386,112
	2007	96,043	(5)				242,490	(6)		31,294	(7)	338,533
	2006	94,032	(5)	-	-	-	163,381	(8)	-	26,341	(7)	283,754

Niv Krikov, Treasurer, CFO and Principal Accounting Officer (9)	2008	110,421		28,617	-	-	-		-	-		139,038
	2007	76,030		3,650	-	-	-		-	-		79,680
	2006	N/A		N/A	N/A	N/A	N/A		N/A	N/A		N/A

(1)      Salary paid to Mr. Keinan by our U.K. based wholly owned subsidiary, Swiftnet Limited, in connection with his employment as Chairman of the Board. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception in 1990. The amount shown in the table above for 2006 was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars for convenience purposes using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959. The amounts shown in the table above for 2007 and 2008 were paid in British Pound Sterling (£48,000 each) and have been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2007 and 2008. The average rate of exchange of the £ during 2007 and 2008 was £1 = $2.001 and £1 = $1.856, respectively.

(2)      Pursuant to Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, we entered into a consulting agreement with Mr. Keinan, effective as of January 1, 2007 (the “Keinan Consulting Agreement”). The Keinan Consulting Agreement provides that Mr. Keinan shall render to us advisory, consulting and other services in relation to the business and operations of the Company (excluding our business and operations in the United Kingdom). In consideration of the performance of the Services pursuant to the Keinan Consulting Agreement, we agreed to pay Mr. Keinan a monthly fee of £10,000 ($16,307) which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below to £16,000 ($26,091) effective as of June 1, 2008. Mr. Keinan invoices us at the end of each calendar month, and we make the monthly payments upon receipt of such invoices.  The amount shown reflects the eligibility of Mr. Keinan pursuant to the Keinan Consulting Agreement. As of December 31, 2008 there is $46,696 outstanding balance which was paid during May 2009.

(3)      The amount shown for 2006 reflects airfare expenses incurred by us for the travels of Mr. Keinan’s wife and payments for a leased car for Mr. Keinan’s use during 2006. The amounts shown for 2007 and 2008 reflect payments for a leased car for Mr. Keinan’s use in 2007 and 2008.

(4)      On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our former consultant, Campbeltown Business Ltd. shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues. Mr. Keinan agreed to receive a total amount of only $100,710 as Bonus and Success Fee for 2006, which is reflected in the table above, and waived the remainder.

(5)      Salary paid to Mr. Nissenson by our U.K. based wholly owned subsidiary, Swiftnet, in connection with his employment as Director of Business Development. Mr. Nissenson joined Swiftnet in October 1999 and became a member of its Board of Directors in May 2000. Mr. Nissenson had been the Managing Director of Swiftnet from October 2003 until July 2006. The amount shown in the table above for 2006 was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars for convenience purposes using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959. The amount shown in the table above for 2007 and 2008 were paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2007 and 2008. The average rate of exchange of the £ during 2007 and 2008 was £1 = $2.001 and £1 = $1.856, respectively.

(6)      Pursuant to a Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, we entered into a consulting agreement with Mr. Nissenson, effective as of January 1, 2007 (the “Nissenson Consulting Agreement”). The Nissenson Consulting Agreement provides that Mr. Nissenson shall render to us advisory, consulting and other services in relation to the business and operations of the Company (excluding our business and operations in the United Kingdom). In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, we agreed to pay Mr. Nissenson a monthly fee of £10,000 ($16,307) which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below to £16,000 ($26,091) effective as of June 1, 2008. Mr. Nissenson invoices us at the end of each calendar month, and we make the monthly payments immediately upon receipt of such invoices.  The amount shown reflects the eligibility of Mr. Nissenson pursuant to the Nissenson Consulting Agreement. As of December 31, 2008 there is $46,696 outstanding balance which was paid during May 2009.

(7)      The amounts shown in the table above reflect airfare expenses incurred by us for the travels of Mr. Nissenson’s wife during 2006, 2007 and 2008.

(8)      On May 11, 2000, Swiftnet and Mr. Keinan entered into a consulting agreement with Campbeltown Business that provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month together with an additional monthly performance bonus based upon Swiftnet attaining certain revenue levels (the “Consulting Agreement”). On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues. The February 8, 2007 Agreement further provides that effective as of January 1, 2007, the Consulting Agreement is terminated. Campbeltown Business agreed to receive a total amount of only $163,381 as compensation under the Consulting Agreement and the Bonus and Success Fee for 2006, and waived the remainder. Campbeltown Business Ltd., a private company incorporated in the British Virgin Islands, is owned and controlled by Guy Nissenson and other members of the Nissenson family. Guy Nissenson owns 20% of Campbeltown Business. The compensation is shown in the table above as paid to Guy Nissenson due to his 20% ownership of Campbeltown Business.

(9)      Mr. Niv Krikov has been our Vice President Finance since March 13, 2007, and our Principal Accounting Officer since May 9, 2007. On August 13, 2007, in accordance with a resolution of the Board of Directors of the Company, elected Mr. Krikov as our Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance, but continues to serve as our Principal Accounting Officer. Effective as of August 15, 2009, Mr. Krikov is also serving as Executive Vice President of NTS Communications.

(10)   We acknowledge that on several occasions, consultants may be required to travel frequently for a long duration around the world. Therefore, in order to enable the consultants’ spouses to accompany them on certain lengthy trips for a normal family life, we bear travel expenses for the consultants’ spouses.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth certain information concerning option awards and stock awards held by our Named Executive Officers as of December 31, 2008. Our Named Executive Officers did not hold any stock awards as of December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Abraham Keinan	1,500,000	(1)	–	–	3.50	Nov. 24, 2010	–	–	–	–
Guy Nissenson	1,500,000	(1)	–	–	3.50	Nov. 24, 2010	–	–	–	–
Niv Krikov	–		–	–	–	–	–	–	–	–

(1)      These options were granted on November 24, 2004, vested in full on November 24, 2005, and will expire on November 24, 2010.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

Executive Officers

The employment arrangements of Mr. Abraham Keinan, our Chairman of the Board, and Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, are described in detail under the section captioned “Certain Relationships and Related Transactions, and Director Independence” of this Proxy Statement.

Niv Krikov

Effective August 13, 2007, in accordance with Board resolutions of the same date, we elected Mr. Niv Krikov, who was serving as our Vice President Finance and Principal Accounting Officer, to serve as our Treasurer and Chief Financial Officer. Following this election, Mr. Krikov no longer serves as Vice President Finance.  From August 13, 2007 to July 1, 2009, Mr. Krikov was entitled to the following employment terms for his positions of Treasurer, Chief Financial Officer and Principal Accounting Officer: A monthly gross salary of NIS 33,000 (approximately $8,670) (the “Salary”); Executive insurance - we allocated 13.3% of the Salary (8.3% for severance payments and 5% for remuneration), and Mr. Krikov allocated 5% of the Salary. The insurance included a loss of working capacity coverage (up to 2.5%) that we paid; Continuing education fund - we allocated 7.5% of the Salary and Mr. Krikov allocated 2.5% of the Salary; a Company car, including fuel expenses; a Company mobile phone; 19 days of paid vacation per each employment year. The timing of the vacation was coordinated with our Chief Executive Officer. Recuperation payments as provided by the applicable collective agreement in Israel.  In addition, Mr. Krikov was entitled to be granted options to purchase a certain amount of shares of our Common Stock as to be recommended by our Chief Executive Officer and approved of the Board of Directors. Such options are intended to be granted under and subject to the Company’s 2007 Stock Incentive Plan.

On May 29, 2008, the Board of Directors, following the recommendation of the Compensation Committee, granted a bonus of $30,000 to Mr. Krikov in consideration for his efforts and services to us to date.  All other employment terms of Mr. Krikov, including the amount of his Salary, remained unchanged.

On July 1, 2009, NTS Communications entered into an employment agreement (the “NTS Employment Agreement”) with Mr. Krikov, pursuant to which Mr. Krikov will serve as Executive Vice President of NTS.  Mr. Krikov’s employment with NTS commenced on August 15, 2009, for a term that will end on July 31, 2010.  His term of employment may be renewed by mutual agreement for additional one-year terms.  In connection with this event, Mr. Krikov relocated from our office in Israel to our principal executive offices and NTS’ headquarters in Lubbock, Texas.  Mr. Krikov’s relocation and the terms of the NTS Employment Agreement were approved by the Company’s Board of upon the recommendation of the Compensation Committee and were also approved by NTS’ Board of Directors.

Under the terms of the Employment Agreement, Mr. Krikov will be paid an annual salary of $90,800, a per diem allowance at a monthly rate of $4,100, and will be eligible to participate in and receive benefits under the applicable NTS benefit plans for similarly situated employees.  Additionally, NTS has agreed to bear expenses for housing and a motor vehicle for Mr. Krikov and his family, including all expenses associated therewith, as well as travel expenses and medical and life insurance coverage.

In connection with its discussion of Mr. Krikov’s relocation the Company’s Board re-affirmed Mr. Krikov’s abovementioned right to receive the options discussed above.

Significant Employees

Barbara Baldwin, Jerry Hoover and Brad Worthington

NTS Communications entered into Employment Agreements with each of Barbara Baldwin, who, prior to our acquisition of NTS, served as NTS’ President and CEO, Jerry Hoover, who, prior to our acquisition of NTS, served as NTS’ Executive Vice President - Chief Financial Officer, and Brad Worthington, who, prior to our acquisition of NTS, served as NTS’ Executive Vice President - Chief Operating Officer (each an “NTS Officer,” and collectively the “NTS Officers”). The Employment Agreements provide for continued employment of the NTS Officers with NTS in their respective capacities, and are for five-year terms each, effective as of February 26, 2008.

The Employment Agreements provide for initial annual salaries for Ms. Baldwin of $273,000, and $243,840 for each of Messrs. Hoover and Worthington, and annual salaries (not less than the NTS Officer’s respective initial annual salary) to be determined by NTS’ Board of Directors for each year of employment thereafter. In addition, the NTS Officers are entitled to one-time signing bonuses in the amount of $500,000 for Ms. Baldwin and $243,840 for each of Messrs. Hoover and Worthington on the effective date of the Employment Agreements.

Pursuant to the terms of the Employment Agreements, the NTS Officers were granted the following stock option awards under the Company’s 2007 Stock Incentive Plan on February 26, 2008: Ms. Baldwin was granted options to purchase 250,000 shares of our Common Stock, and each of Messrs. Hoover and Worthington was granted options to purchase 400,000 shares of our Common Stock. Each option is immediately exercisable, expires five years from the grant date, and has an exercise price of $2.794, which is 10% over the average closing price of our Common Stock for the ten trading days immediately preceding August 22, 2007, the execution date of the Purchase Agreement. Additionally, the Employment Agreements provide that at the end of each NTS Officer’s second year of his or her employment, he or she will be granted options to purchase 267,000 shares of our Common Stock, which will be immediately exercisable at $5.00 per share, and will expire five years from such grant date.

The Employment Agreements may be terminated upon the death of the NTS Officers, for cause (immediately upon notice from NTS to the NTS Officer), for good reason (following thirty days’ prior notice from NTS to the NTS Officer), for any reason other than for good reason, or upon the disability of the NTS Officer, each as defined in the Employment Agreements. The NTS Officers are entitled to the following payments upon such termination:

1.      If the NTS Officer terminates the Employment Agreement for good reason, NTS will pay the NTS Officer his or her salary for the remainder of the employment term, except that if the NTS Officer obtains other employment during that time, such salary payments will be reduced by the amount received with respect to such other employment.

2.      If the NTS Officer terminates his employment for any reason other than for good reason, the NTS Officer will be entitled to receive his or her salary only through the date such termination is effective, and any unexercised vested options to purchase our Common Stock and rights to receive any additional options to purchase our Common Stock shall be cancelled.

3.      If NTS terminates the Employment Agreement for cause, the NTS Officer will be entitled to receive his or her salary through the date such termination is effective, and any options for our Common Stock issued in any year subsequent to Employment Year 1 shall be cancelled.

4.      If the Employment Agreement is terminated because of the NTS Officer’s death, the NTS Officer will be entitled to receive his or her salary through the end of the calendar month in which his or her death occurs, and any right to receive any additional options to purchase our Common Stock shall be cancelled.

5.      If the Employment Agreement expires after the performance of the full term and NTS and the NTS Officer cannot agree on the terms for an extension of the Employment Agreement or a new employment agreement to replace the Employment Agreement, and the NTS Officer terminates employment, then the NTS Officer will be entitled to receive as severance pay his or her salary for a period of three (3) months following the date of such termination.

6.      If the Employment Agreement is terminated by either party as a result of the NTS Officer’s disability, NTS will pay the NTS Officer his or her salary through the remainder of the calendar month during which such termination is effective and any right to receive any additional options for our Common Stock shall be cancelled.

In the event of any termination of employment by the NTS Officers for any reason other than death, disability or for good reason, the NTS Officers have agreed to pay to NTS the following amounts as liquidated damages:
Employment Year during which such termination occurs:	Ms. Baldwin	Mr. Hoover	Mr. Worthington
Year 1	$773,000	$487,680	$487,680
Year 2	$618,400	$390,144	$390,144
Year 3	$463,800	$292,608	$292,608
Year 4	$309,200	$195,072	$195,072
Year 5	$154,600	$97,536	$97,536

The NTS Officers are permitted to participate in such life insurance, hospitalization, major medical, and other executive benefit plans of NTS that may be in effect from time to time. However, the NTS Officers’ accrual of, or participation in plans providing for, such benefits will cease on the effective date of the termination of the Employment Agreement, and the NTS Officer will be entitled to accrued benefits pursuant to such plans only as provided in such plans.

The NTS Officers have also agreed to confidentiality and non-disclosure of confidential information during and following the employment period, as well as customary non-competition and non-interference for the greater of (i) five (5) years from the date of the Employment Agreement or (ii) the employment period and for a period of two (2) years following the date that the employment ends.

The Employment Agreements also provide piggyback registration rights for the NTS Officers from the effective date of the Employment Agreement through the expiration or termination of the Employment Agreements, to register for resale the shares of our Common Stock they own as a result of exercising any of the options granted pursuant to the Employment Agreements. The 1,000,000 shares underlying the abovementioned options were subsequently registered for resale, on a Registration Statement on Form S-1 which we filed with the SEC (File No. 333-150305), which was declared effective by the SEC on September 2, 2008.

John Mark Burton

A July 3, 2006 Service Agreement between the Company, Swiftnet Limited and John Mark Burton (otherwise known as “Executive” in the service agreement), the Managing Director of our UK based subsidiaries, Swiftnet, Equitalk.co.uk, Auracall, and Story Telecom, provides for an employment term for Mr. Burton for an indefinite period, terminable by either party giving to the other three months notice, if given during the first six months of the agreement, and thereafter, Swiftnet must provide Mr. Burton with no less than six months notice, and Mr. Burton must provide Swiftnet with no less than three months written notice, to terminate the agreement.

The agreement provides that Mr. Burton is entitled to a salary at a rate of £70,000 (approximately $114,149) per year, inclusive of any directors’ fees payable to him, payable by equal monthly installments in arrears on the last day of each month. In addition, Mr. Burton is entitled to bonus compensation as follows:

1. Within fourteen (14) days from the date of the agreement, we will grant the Executive, under our 2004 Stock Option Plan, 300,000 options for restricted shares of Common Stock, at a strike price of $3.50 per share. Such options shall vest as follows: 75,000 options on the first anniversary of this agreement and 18,750 each quarter thereafter during which he is employed by Swiftnet. Such options may be exercised at any time before the tenth anniversary of the date of the agreement.

2. On or before August 31, 2006, the Executive will be paid a bonus of £4,000 ($6,523) if he has produced a business plan that the Board approves for execution in writing.

3. On or before October 31, 2006, the Executive will be paid a bonus equal to twelve percent (12%) of the revenues referable for the month of September 2006 from former customers of Equitalk, which have transferred to Swiftnet and whose CLIs and other details have been entered into Swiftnet’s system and set up so as to ensure that their calls are routed by means of Swiftnet’s switch by 30 September 2006. If such former customers have not paid in relation to such revenues by December 31, 2006, then the Executive shall repay to Swiftnet within thirty (30) days, the portion of the bonus that relates to the non-collected revenues.

4. If the share capital of Swiftnet, the Company or any Associated Company of either is admitted to a recognized investment exchange in the United Kingdom (a “Listing”) at any time during the course of the Executive’s employment, the Executive will be paid a bonus of one point thirty three percent (1.33%) of the amount raised on such a Listing. Such bonus will be subject to any applicable law and appropriate approvals from the American Stock Exchange, the SEC and/or a UK Recognized Stock Exchange and shall be paid as soon as reasonably practicable following the date of the Listing by way of the grant of options or warrants (exercisable at any time within 5 years of the date of grant subject to any lock-in periods agreed as part of the Listing process) exercisable into restricted shares of our Common Stock. Such options or warrants will be priced at the issue price of the Listing, according to the Black Scholes option - pricing model, with a volatility of ninety percent (90%).

5. If Swiftnet, the Company or any Associated Company acquires the shares, assets of undertaking of any company or business in the United Kingdom (an “Acquisition”) at any time during the course of the Executive’s employment, the Executive will be paid a bonus of one point thirty three percent (1.33%) of the value of the Acquisition. Such bonus will be subject to any applicable law and appropriate approvals from the American Stock Exchange and/or the SEC and shall be paid as soon as reasonably practicable following the date of the Acquisition and may be satisfied by Swiftnet by procuring that we allot restricted shares of Common Stock to the Executive to the value of such bonus.

6. On or before August 31, 2006, the Executive and Swiftnet will agree a bonus scheme linked to his individual performance. An on-target bonus of £4,000 per month will be payable for each month, such targets to be set so as to reward the Executive for improving the profitability and revenue of Swiftnet, whilst giving him a realistic chance of reaching them. The bonus will be paid monthly in arrears and there shall be no entitlement to receive any bonus once the Executive’s employment has terminated. We and the Executive will agree a formula to pay the Executive a reduced bonus if targets are not met and an increased bonus if targets are exceeded.

7. The Executive is entitled to the same piggyback registration rights with respect to our securities allotted to the Executive under the service agreement, as those enumerated in Clause 3.5 and Schedule 13 of the May 25, 2006 Agreement to purchase Equitalk.co.uk.

The service agreement further provides for payment of a sum equal to 7.5% of the Executive’s salary for way of a contribution to his personal pension scheme, and provides for medical insurance, a company car, reimbursement for reasonable business expenses, customary ancillary benefits. Mr. Burton has agreed to preserve all confidential and proprietary information relating to Swiftnet’s business during and after the term of his employment, and he has also agreed to a non-competition provision that is in effect during the term of his employment and for a period of 6 months after termination, and a non-solicitation provisions that is in effect during the term of the service agreement and for a period of 1 year after termination.

Swiftnet may at any time and in its absolute discretion (whether or not any notice of termination has been given by Swiftnet) terminate the service agreement with immediate effect and make a payment in lieu of notice, for termination under certain circumstances. This payment shall comprise the Executive’s basic salary (at the rate payable when this option is exercised) and any bonus, pension contributions or any other benefits and shall be subject to deductions for income tax and national insurance contributions as appropriate (the “Payment in Lieu”). The Executive will not, under any circumstances, have any right to payment in lieu unless the Company has exercised its option to pay in lieu of notice. The Payment in Lieu may, at Swiftnet’s sole discretion, be made at the date that the termination of the Executive’s employment is effected by Swiftnet. During any such period the Executive is required to keep Swiftnet informed on a monthly basis as to his earnings and the Executive agrees that Swiftnet may deduct any monies he earns as a consultant or employee during that period from the Payment in Lieu.

Swiftnet may also suspend the Executive for up to ninety (90) days on full pay to allow it to investigate any complaint made against the Executive in relation to his employment with Swiftnet.

On July 11, 2006, and in conjunction with his service agreement, our Board of Directors approved the grant of 300,000 options, under and subject to its 2004 Stock Option Plan, to Mr. Burton. The options are convertible on a one to one basis into restricted shares of our Common Stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options were vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years.

On January 15, 2009, Swiftnet and Mr. Burton entered into an agreement amending certain terms of his July 3, 2006 Service Agreement (the “2009 Amendment”).  The 2009 Amendment provided, among other things, that:

1.      Mr. Burton’s annual salary was increased to £76,000 (approximately $123.933) effective January 1, 2009;

2.      Mr. Burton is eligible to earn a EBITDA Generation cash bonus of £24,000 (approximately $39,137) for achieving a certain pre-established EBITDA for Swiftnet for 2009 based on the agreed upon UK Consolidated 2009 budget.  If the target EBITDA is not met, then Mr. Burton’s bonus will be adjusted as follows:

a.	If the EBITDA target is missed by x%, then the EBITDA Generation Bonus payable will be £24,000 x (1-x%).
b.	If the EBITDA target is missed by more than 25%, then no bonus is payable.
c.	If the EBITDA target is exceeded, then Mr. Burton will be paid 5% of the additional EBITDA generated, up to a maximum of £50,000.

3.      Mr. Burton is eligible to earn a cash bonus for achieving an increase in US consolidated sales during the year ended December 31, 2009, over and above the sales for the year ended December 31, 2008. This bonus will be equal to 1.5% of the increase in sales, but is capped at £100,000.  This annual bonus is payable only if the EBITDA target has been exceeded, and the new sales have a positive gross margin.

4.      Bonuses are payable within 15 days of the date by which the UK consolidated audited accounts for 2009 are approved by the UK companies boards.  Late payments of bonuses earn interest at Barclays Base rate plus 2%.

5.      Mr. Burton’s remuneration package will be reviewed annually in December of each year, and any changes will be effective as of January 1 of the following year.

Roni Haliva

An employment contract dated August 26, 2007 (the “Contract”) between Xfone 018 Ltd., our majority-owned Israel based subsidiary, and Roni Haliva, its General Manager, provides that Mr. Haliva will be paid a base salary of NIS 36,000 (approximately $9,459) per month, linked to the rate of increase of the Israeli Consumer Prices Index, and will also be entitled to annual bonus payments which will be determined based upon Xfone 018’s achievement of certain performance targets related to its annual budget (the “Targets”) as proposed by Mr. Haliva and fixed by Xfone 018’s Board of Directors annually (the “Success Bonuses”).

Mr. Haliva also was paid a budget preparation bonus of NIS 6,000 (approximately $1,576) for the months of September, October and November of 2007. The Contract also provides for allocations to a pension plan and continuing education fund for Mr. Haliva’s benefit, as well as the receipt of convalescent pay, payments in connection with a sale of Xfone 018’s shares or business under certain circumstances, use of a company car, and other customary ancillary benefits. Mr. Haliva has agreed to preserve all confidential and proprietary information relating to Xfone 018’s business during and after the term of his employment, and he has agreed to non-competition and non-solicitation provisions that are in effect during the term of the Contract and for one year thereafter.

Mr. Haliva will also be entitled to receive the following number of options to purchase shares of our Common Stock under the Company’s 2007 Stock Incentive Plan. The options are described in Appendix A to the Contract, which was approved by our Board of Directors and we entered into on August 26, 2007:

1. Within 30 days of adoption of the 2007 Stock Incentive Plan, Mr. Haliva will be granted options to purchase 300,000 shares of Common Stock, at an exercise price of $3.50 per share, of which (i) options to purchase 75,000 shares will be exercisable after 12 months have elapsed from the commencement of his employment, but not before the qualifying date (the “First Exercise Date”); and (ii) options to purchase 18,750 shares will be exercisable at the end of every 3 month period, beginning after 3 months have elapsed from the First Exercise Date.

2. At the end of each calendar year between 2008 and 2011, and upon the achievement by Xfone 018 100% of its Targets for each such year, Mr. Haliva will be granted options to purchase 25,000 shares of our Common Stock under the 2007 Stock Incentive Plan, for an exercise price of $3.50 per share, which will be exercisable 30 days after we publish our annual financial statements for such year.

All options will expire 120 days after termination of Mr. Haliva’s employment with Xfone 018.

As of March 31, 2009, Mr. Haliva was granted Success Bonuses for fiscal year 2008 in the aggregate amount of NIS 148,663 (approximately $39,060). Of that amount, NIS 24,022 (approximately $6,312) was paid in 2009.

On June 30, 2009, Mr. Haliva resigned from his position with Xfone 018.  In connection with his resignation, Mr. Haliva relinquished his abovementioned rights to receive the options discussed above.

Bosmat Houston

The employment agreement dated January 1, 2000, as amended from time to time through salary review letters, between Swiftnet Limited and Bosmat Houston, formerly our Research and Development Manager and currently our Senior Software Consultant, provides for employment for an unspecified term on an “at will” basis. Either Swiftnet of Ms. Houston may terminate the agreement upon three-months written notice; however, if Ms. Houston is in violation of the agreement, Swiftnet may terminate her employment without notice. The agreement provides that Ms. Houston be paid an annual salary of £54,000 (approximately $88,058) payable monthly on the first day of each month. Ms. Houston has agreed to preserve all confidential and proprietary information relating to the Company’s business during and for a period of 3 years after the term of her employment. She has also agreed to non-competition provision for a period of one year after termination of the agreement.

On February 6, 2005, Ms. Houston was granted options to purchase 150,000 shares of our Common Stock under the 2004 Stock Option Plan at an exercise price of $3.50 per share, vesting over a period of 4 years as follows: 25% of the options are vested after a year from the date of grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years. The options expire 5.5 years from the date of grant.

Agreements with Wade Spooner and Ted Parsons, former employees of Xfone USA, Inc.

Background

In connection with our acquisition of WS Telecom, Inc., and its merger with and into Xfone USA, Inc. which was consummated on March 10, 2005, an Employment Agreement was entered into between Xfone USA and each of Wade Spooner, WS Telecom Inc.’s President and Chief Executive Officer (the “Spooner Employment Agreement”), and Ted Parsons, WS Telecom’s Executive President and Chief Marketing Officer (the “Parsons Employment Agreement’).  Mr. Spooner served as Xfone USA’s President and Chief Executive Officer, and Mr. Parsons served as Xfone USA’s Executive President and Chief Marketing Officer, from March 10, 2005 through the date of expiration of their Employment Agreement on March 10, 2008.  On March 11, 2008, Xfone USA notified each of Mr. Spooner and Mr. Parsons in writing that Xfone USA was not renewing his Employment Agreement, and their respective employment with Xfone USA ended at the close of business on March 11, 2008.

Spooner Separation Agreement and Spooner Warrants Issued Thereunder

On August 15, 2008, we, Xfone USA and Mr. Spooner entered into a Separation Agreement and Release (the “Spooner Separation Agreement”). Pursuant to the Separation Agreement, Mr. Spooner forever released and discharged us, Xfone USA, NTS Communications, Inc., the Oberon Group, LLC and their respective affiliates (including subsidiaries), shareholders, directors, officers, employees, agents and attorneys (in their individual and representative capacities), including, without limitation Guy Nissenson, Barbara Baldwin and Adam Breslawsky (collectively the “Released Entities and Persons”), and Xfone USA has forever released and discharged Mr. Spooner and his agents and attorneys (in their individual and representative capacities) from any and all claims, demands, losses, damages, actions, causes of action, suits, debts, promises, liabilities, obligations, liens, costs, expenses, attorney’s fees, indemnities, subrogations  (contractual or equitable) or duties, of any nature, character or description whatsoever, arising from or relating to, directly or indirectly, Mr. Spooner’s employment and discontinuation of employment with Xfone USA.

The Spooner Separation Agreement provided that Mr. Spooner was entitled to an aggregate 321,452 Common Stock purchase warrants, as follows (collectively, the “Spooner Warrants’):

1.      300,000 non-tradable warrants (“Spooner New Warrants”) to purchase shares of our restricted Common Stock for a term of five (5) years from the date of issuance,  convertible on a one-to-one basis at a strike price of $3.63 per share; and

2.      21,452 non-tradable warrants convertible on a one to one basis into our restricted Common Stock, of which 2,483 warrants will expire on December 30, 2010 and have a strike price of $3.04 per share, and the remaining 18,969 of the warrants will expire on March 31, 2011 and have a strike price of $3.26 per share (collectively, the “Spooner Additional Acquisition Bonus Warrants”), issuable in full settlement and satisfaction of any Acquisition Bonus Warrants due to Mr. Spooner under Section 3.4 of his Employment Agreement.

On April 30, 2009, we issued the Spooner Warrants. The total value of the warrants, based on Black-Scholes option-pricing-model, is $11,627.

Mr. Spooner was also granted piggyback registration rights with respect to the shares underlying the Spooner Warrants for a period of five years from the date of the Spooner Separation Agreement.

In addition, Xfone USA agreed to pay Mr. Spooner $210,000 in cash, payable in twenty four (24) bi-monthly payments of $8,750.00 on the 15th and the last day of each month or on the next business day if a payment date falls on either a weekend or holiday, beginning on August 23, 2008.   Xfone USA has fully paid Mr. Spooner the amount of $210,000 pursuant to the terms of the Spooner Separation Agreement.

Pursuant to the Spooner Separation Agreement the terms and conditions of the confidentiality, non-compete and non-interference provisions provided for in Mr. Spooner’s Employment Agreement were ratified and remain in full force and effect.  Under the Employment Agreement, Mr. Spooner agreed to preserve all confidential and proprietary information relating to Xfone USA’s business, including executive inventions after the term of his employment, and he agreed to non-competition and non-non-interference provisions that are in effect for two years after the date of his termination of employment.

Mr. Spooner has agreed to return to Xfone USA all documents (and all copies thereof) and any and all other Xfone USA property in Spooner’s possession, custody or control, and to cooperate, for a period of one year from the date of the Spooner Separation Agreement, in connection with any action or proceeding which relates to the Company and/or its affiliates.  Xfone USA agreed to pay Mr. Spooner a consulting fee of $200 per hour for each hour exceeding 5 hours per month and reimburse Mr. Spooner for reasonable out-of-pocket expenses pre-approved by us (such as hotel and travel expenses) incurred by Mr. Spooner in connection with such cooperation following its receipt of Mr. Spooner's appropriately itemized request.  Consulting payments and expense reimbursement shall be paid on the 15th of the month following the month in which such fee or expense was incurred, or on the next business day if a payment date falls in either a weekend or holiday.

Any breach of Mr. Spooner’s obligations under certain sections of his Employment Agreement or Separation Agreement that are not cured as provided in the Separation Agreement, will result in a forfeiture of the cash payment, forfeiture of the Spooner New Warrants, and will give Xfone USA the right to purchase any of our Common Stock acquired by exercise of any of the Spooner New Warrants granted pursuant to the Separation Agreement at the strike price therefore.

Parsons Separation Agreement and Parsons Warrants Issued Thereunder

On August 15, 2008, we, Xfone USA and Mr. Parsons entered into a Separation Agreement and Release (the “Parsons Separation Agreement”). Pursuant to the Parsons Separation Agreement, Mr. Parsons forever released and discharged us, Xfone USA, NTS Communications, Inc., the Oberon Group, LLC and their respective affiliates (including subsidiaries), shareholders, directors, officers, employees, agents and attorneys (in their individual and representative capacities), including, without limitation Guy Nissenson, Barbara Baldwin and Adam Breslawsky (collectively the “Released Entities and Persons”), and Xfone USA has forever released and discharged Mr. Parsons and his agents and attorneys (in their individual and representative capacities) from any and all claims, demands, losses, damages, actions, causes of action, suits, debts, promises, liabilities, obligations, liens, costs, expenses, attorney’s fees, indemnities, subrogations  (contractual or equitable) or duties, of any nature, character or description whatsoever, arising from or relating to, directly or indirectly, Mr. Parsons’ employment and discontinuation of employment with Xfone USA.

The Parsons Separation Agreement provided that Mr. Parsons is entitled to an aggregate 160,727 Common Stock purchase warrants, as follows (collectively, the “Parsons Warrants’):

1.    150,000 non-tradable warrants (“Parsons New Warrants”) to purchase shares of our restricted Common Stock for a term of five (5) years from the date of issuance, convertible on a one-to-one basis at a strike price of $3.63 per share; and

2.     10,727 non-tradable warrants convertible on a one to one basis into our restricted Common Stock, of which 1,242 warrants will expire on December 30, 2010 and have a strike price of $3.04 per share, and the remaining 9,485 of the warrants will expire on March 31, 2011 and have a strike price of $3.26 per share (collectively, the “Parsons Additional Acquisition Bonus Warrants”), issuable in full settlement and satisfaction of any Acquisition Bonus Warrants due to Mr. Parsons under Section 3.4 of his Employment Agreement.

On April 30, 2009, we issued the Parsons Warrants. The total value of the warrants, based on Black-Scholes option-pricing-model, is $ 5,813.

Mr. Parsons was also granted piggyback registration rights with respect to the shares underlying the Parsons Warrants for a period of five years from the date of the Parsons Separation Agreement.

In addition, Xfone USA agreed to pay Mr. Parsons $115,340 in cash, payable in twenty four (24) bi-monthly payments of $4,805.84 on the 15th and the last day of each month or on the next business day if a payment date falls on either a weekend or holiday, beginning on August 23, 2008.   Xfone USA has fully paid Mr. Parsons the amount of $115,340 pursuant to the terms of the Parsons Separation Agreement.

Pursuant to the Parsons Separation Agreement the terms and conditions of the confidentiality, non-compete and non-interference provisions provided for in Mr. Parsons’ Employment Agreement were ratified and remain in full force and effect.  Under his Employment Agreement, Mr. Parsons agreed to preserve all confidential and proprietary information relating to Xfone USA’s business, including executive inventions after the term of his employment, and he agreed to non-competition and non-non-interference provisions that are in effect for two years after the date of his termination of employment.

Mr. Parsons has agreed to return to Xfone USA all documents (and all copies thereof) and any and all other Xfone USA property in Parsons’ possession, custody or control, and to cooperate, for a period of one year from the date of the Separation Agreement, in connection with any action or proceeding which relates to the Company and/or its affiliates.  Xfone USA agreed to pay Mr. Parsons a consulting fee of $100 per hour for each hour exceeding 5 hours per month and reimburse Mr. Parsons for reasonable out-of-pocket expenses pre-approved by us (such as hotel and travel expenses) incurred by Mr. Parsons in connection with such cooperation following its receipt of Mr. Parsons' appropriately itemized request.  Consulting payments and expense reimbursement shall be paid on the 15th of the month following the month in which such fee or expense was incurred, or on the next business day if a payment date falls in either a weekend or holiday.

Any breach of his obligations under certain sections of the Parsons Employment Agreement or the Parsons Separation Agreement that are not cured as provided in the Separation Agreement, will result in a forfeiture of the cash payment, forfeiture of the Parsons New Warrants, and will give Xfone USA the right to purchase any of our Common Stock acquired by exercise of any of the Parsons New Warrants granted pursuant to the Separation Agreement at the strike price therefore.

Director Compensation for 2008

Compensation for Board Services and Reimbursement of Expenses

We do not compensate directors who also serve as our executive officers for their services on the Board. During fiscal 2008, we compensated all our non-employed directors for participation at meetings of the Board and Committees of the Board as follows: (a) $250 - for physical participation at each meeting of the Board or Committee of the Board; plus (b) $100 - for participation via the telephone at each meeting of the Board or Committee of the Board. In addition, we reimbursed its non-employed directors for expenses incurred in connection with Board services. These expenses are reviewed and pre-approved by our President.

The following table reflects all compensation awarded to, earned by or paid to our directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Options Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abraham Keinan(3)	-	-	-	-	-	-	-
Guy Nissenson(3)	-	-	-	-	-	-	-
Eyal J. Harish(4)	1,150	-	-	-	-	-	1,150
Shemer S. Schwartz (5)	2,250	-	-	-	-	-	2,250
Itzhak Almog(6)	2,850	-	-	-	-	-	2,850
Aviu Ben-Horrin(7)	1,250	-	-	-	-	-	1,250
Israel Singer(8)	2,200	-	-	-	-	-	2,200
Morris Mansour(9)	700	-	-	-	-	-	700
Arie Rosenfeld(10)	-	-	-	-	-	-	-

(1)      These amounts will be paid in April 2009.

(2)      The amount shown in the table reflects the dollar amount recognized for fiscal 2008 financial statement reporting purposes of the outstanding stock options granted to the directors in accordance with FAS 123R.

(3)      We do not compensate directors who also serve as executive officers for their services on the Board. Accordingly, Mr. Keinan and Mr. Nissenson did not receive any compensation for their service on our Board during fiscal 2008.

(4)      As of December 31, 2008, Mr. Harish held 75,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of November 24, 2010.

(5)      As of December 31, 2008, Mr. Schwartz held 75,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of November 24, 2010.

(6)      As of December 31, 2008, Mr. Almog held 25,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of October 30, 2012.

(7)      As of December 31, 2008, Mr. Ben-Horrin held 25,000 options, fully exercisable at an exercise price of $3.50 and with expiration date of November 24, 2010.

(8)      As of December 31, 2008, Mr. Singer held 20,000 options, which vested in full on June 5, 2008, one year from grant date, are exercisable at an exercise price of $3.50, and will expire on June 5, 2013.

(9)      Mr. Morris Mansour is a former director who resigned effective as of June 5, 2009. As of December 31, 2008, Mr. Mansour held 20,000 options, which vested in full on June 5, 2008, one year from grant date, are exercisable at an exercise price of $3.50, and will expire on June 5, 2013.

(10)                 Mr. Rosenfeld did not serve as a director during the fiscal year ended December 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Swiftnet Limited

General Contract for Services

A General Contract for Services by and between us and our wholly owned subsidiary, Swiftnet Limited, provides that as of January 1, 2005, we will provide Swiftnet the following services: Marketing, Finance and Operational Consultancy work related to customers and transactions that are based in and outside the United Kingdom. In return for these services, Swiftnet will pay us the following consideration: 5% of the total turnover of Swiftnet; 5% on money raised from sources outside the United Kingdom; and expenses. The General Contract for Services may be terminated by either party upon 30 days prior written notice to the other party.

On March 14, 2007, we and Swiftnet entered into a First Amendment to the General Contract for Services (the “First Amendment”) to be effective as of January 1, 2006. The First Amendment provides that we will render Swiftnet the following services; Day-to-day support to the Directors of Swiftnet in the general management of the business (to include Marketing, Finance and Operational advisory work), special projects (outside of the day-to-day management of the business) required to achieve specific business development goals (to include the new supplier relationships and the introduction of new products and processes) and activities to secure financing for Swiftnet (from outside the U.K.). In exchange for the services Swiftnet will pay us according to the following schedule; 2.5% of the total turnover of Swiftnet, in return for special projects: £750 per each of our executive per day, 5% of money raised from sources outside the U.K., and expenses.

Story Telecom Limited

Loan

On July 17, 2007, Story Telecom Limited, at that time our majority-owned UK subsidiary and as of March 25, 2008 a wholly-owned subsidiary, agreed to loan us up to £400,000 ($652,280) that it had as cash surplus in its bank account. The loan bears fixed interest rate at 4% over the interest payable by the bank for deposits under the same terms. The loan is for a one-year term but can be accelerated by Story Telecom if it requires additional financing to continue to operate as a going concern. The loan is guaranteed by our wholly owned UK subsidiary, Swiftnet Limited and by amounts owed to us by Story Telecom. In addition, Story Telecom has the right to set-off repayments under the loan against sums due to us by Story Telecom. The loan is re-payable at any time upon 30 days’ notice. On July 18, 2007 and on September 25, 2007, we borrowed £350,000 ($570,745) and £50,000 ($81,535), respectively, of the loan. On October 8, 2007, Story Telecom agreed to increase the loan ceiling by £300,000 to a maximum of £700,000. Further borrowings of £100,000 ($163,070) were made on October 9, 2007. As of December 31, 2008, the aggregate outstanding borrowings were £500,000 ($815,350).

Xfone 018 Ltd.

Investment Agreement with a Minority Partner

According to an August 26, 2004 Investment Agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (respectively, the “Investment Agreement”, the “Minority Partner”), the Minority Partner provided in 2004 a bank guarantee of NIS 10,000,000 ($2,627,430) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by us in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the Investment Agreement, we agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge. Further, we agreed that if at the end of the first two years of Xfone 018’s business activity, its revenues shall be less than $2,000,000 or if it shall cease business activity (at any time), we shall secure the return of the bank guarantee to the Minority Partner.

Pursuant to the Investment Agreement, the Minority Partner provided in the fourth quarter of year 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “2004 Minority Partner Loan”). The 2004 Minority Partner Loan was established for four years, unless otherwise agreed between the parties, with annual interest of 4% and linkage to the Israeli Consumer Price Index. As of December 31, 2008, the balance of the 2004 Minority Partner Loan was NIS 1,947,890 ($512,333).

Pursuant to the Investment Agreement, as of December 31, 2008, Xfone, Inc. provided to Xfone 018 a shareholder loan in an aggregate amount of $455,128.

The Investment Agreement provides that we shall be entitled to receive from Xfone 018 management fees equivalent to 5% of the operating profit of Xfone 018, in return for the management services provided by us to Xfone 018. As of December 31, 2008, management fees in the amount of NIS 224,378 ($58,954) were due and paid.

Giora Spigel Agreement

Pursuant to a verbal agreement between Mr. Giora Spigel and us, the Board of Directors of Xfone 018 approved on November 24, 2004, subject to the approval of the Ministry of Communications of the State of Israel, that shares held by us, representing 5% ownership of Xfone 018, will be transferred to Margo Pharma Ltd. (formerly Margo Sport Ltd.), a company owned by Mr. Spigel and his wife. Upon approval of the Ministry of Communications of the State of Israel, such verbal agreement was evidenced by a share transfer deed as required by the Israel Company Law - 1999.

Xfone 018 is currently owned 69% by us, 26% by Newcall Ltd. (a company owned by the Minority Partner), and 5% by Margo Pharma Ltd.

Loan to Xfone,Inc.

On November 19, 2008, Xfone 018 provided us with a loan in the amount of NIS 3,500,000 (approximately $828,206) (the "Xfone Loan"). The Xfone Loan bears interest at a rate of 0.25% above the interest payable by Xfone 018 to its bank for utilizing its credit line, but not less than the interest payable by the bank for NIS short-term deposits (the "Interest Rate"). Currently, the Interest Rate is 3.8%. The Xfone Loan is to be repaid in four monthly non-equal payments beginning on February 1, 2009.  During fiscal 2008, we did not make any payments of principal or interest. As of November 3, 2009, we are current with these payments, and the outstanding principal balance is NIS 500,000 ($131,372).

Loan to Minority Partner

On December 24, 2008, Xfone 018 provided the Minority Partner with a loan in the amount of NIS 343,680 (approximately $90,300) (the "2008 Loan to Minority Partner"). The 2008 Loan to Minority Partner is interest-free. On March 26, 2009, upon a resolution of Xfone 018's Board of Directors of same date, the 2008 Loan to Minority Partner was paid off in full by way of set-off with the 2004 Minority Partner Loan.

On August 24, 2009 and on September 16, 2009, Xfone 018 provided the Minority Partner with two additional loans in an aggregate amount of NIS 130,000 (approximately $34,157) (the "2009 Loan to Minority Partner"). The 2009 Loan to Minority Partner is interest-free.

Letter of Guarantee relating to Tikshoov Digital Ltd.

On December 11, 2008, we signed a Letter of Guarantee (the “Guarantee”), pursuant to which we agreed to guarantee the obligations of Xfone 018 under a certain contract dated March 13, 2008 (the “Contract”), entered into by and between Xfone 018 and Tikshoov Digital Ltd. (“Tikshoov”) and a certain Agreement dated December 11 2008, entered into by and between Xfone 018 and Tikshoov (the “Agreement”).  Pursuant to the Contract, Xfone 018 provides telephone services to Tikshoov for participants in a television call-in game show. Xfone 018 collects the telephone service fees from the participants and delivers the fees to Tikshoov, after deducting applicable monthly fees and costs.  Pursuant to the Guarantee, if for any reason Xfone 018 fails to comply with its obligations under the Contract and pursuant to the Agreement in whole or in part, we will pay to Tikshoov directly any amounts due and outstanding.  We have agreed to make any payments pursuant to the Guarantee within three (3) business days upon Tikshoov's first demand, without deducting any amounts that we may claim from Tikshoov and free of any taxes or withholdings.  The Guarantee terminates and becomes null and void upon the full satisfaction of Xfone 018's obligations.

Abraham Keinan

Keinan Share Issuance

On September 1, 2000, we issued 1,730,000 shares of our Common Stock to our founder and Chairman of the Board, Abraham Keinan, for services rendered to us in our corporate formation. Mr. Keinan’s services consisted of the establishment of our business concept and providing us with technical expertise. We valued Mr. Keinan’s services at $247,390.

Keinan Stock Ownership through Vision Consultants

Until June 23, 2004, our Chairman of the Board, Mr. Abraham Keinan indirectly held 1,302,331 shares of our Common Stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual.

Redemption of Keinan Shares

On December 29, 2005, our Board of Directors entered into an oral stock purchase agreement with Mr. Keinan pursuant to which it repurchased 100,000 restricted shares of its Common Stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to us for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors.

On December 25, 2006, our Board of Directors entered into an oral stock purchase agreement with Mr. Keinan, pursuant to which we repurchased from Mr. Keinan 100,000 restricted shares of its Common Stock at a price of $2.70 per share (market price at that day was $2.80 per share). The 100,000 shares were returned to us for cancellation on December 26, 2006. The Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by our Audit Committee.

Keinan Employment with Swiftnet

Our Chairman of the Board, Mr. Abraham Keinan, has been employed by our wholly owned UK based subsidiary, Swiftnet Limited since its inception in 1990. In 2005, Mr. Keinan’s annual salary was £54,594 ($89,026). In 2006, Mr. Keinan’s annual salary was £48,000 ($78,274). Mr. Keinan received in addition to his monthly salary pension benefits and a company car. With respect to employment years 1990-2006, Mr. Keinan had no written employment agreement with Swiftnet.

Keinan Employment Agreement with Swiftnet

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, Swiftnet and Mr. Keinan entered into an employment agreement, to be effective as of January 1, 2007 (the “Keinan Employment Agreement”).

The Keinan Employment Agreement provides that Mr. Keinan shall be employed as the Chairman of the Board of Directors of Swiftnet. Keinan Employment Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007, (the “Initial Effective Term”), and thereafter shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of Swiftnet and Mr. Keinan shall have the right to terminate the automatic renewal of Keinan Employment Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, Mr. Keinan shall have the right to terminate the Keinan Employment Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination”). In the event of Early Termination, the Notice Period shall be of not less than eight months.

Under the Keinan Employment Agreement, Swiftnet shall pay to Mr. Keinan during the term of his engagement a salary at the rate of £48,000 ($78,274) per annum, such salary to be paid in equal monthly installments in arrears on the last Friday of each month. Swiftnet shall provide Mr. Keinan with an appropriate executive car or car allowance with an effective annual cost to Swiftnet of up to £15,000 ($24,461).

Swiftnet shall pay Mr. Keinan contributions to the following schemes: (i) Health care for him and his immediate family; (ii) Permanent health; (iii) Life insurance arrangements (up to a maximum of four times salary); (iv) Pension rights - Swiftnet shall contribute a monthly sum equal to 7.5% of his salary; (v) Travel insurance.

Swiftnet shall reimburse to Mr. Keinan all traveling, hotel, restaurant and other expenses incurred by him in the proper performance of his duties under his engagement.

If during the period of the employment under the Keinan Employment Agreement Mr. Keinan shall cease to be a director of Swiftnet, his employment shall continue and the terms of the Keinan Employment Agreement (other than those relating to the holding of office of director / chairman) shall continue in full force.

The Keinan Employment Agreement also contains special arrangements for sickness benefits, holiday entitlement and provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Keinan Employment Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by our Audit Committee.

Keinan Consulting Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, we and Mr. Keinan entered into a consulting agreement, to be effective as of January 1, 2007 (the “Keinan Consulting Agreement”).

The Keinan Consulting Agreement provides that Mr. Keinan shall render to us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Keinan Consulting Agreement, we initially paid Mr. Keinan a monthly fee of £10,000 ($16,307), which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below, to £16,000 ($26,091) effective as of June 1, 2008 (the “Fee”). Mr. Keinan shall invoice us at the end of each calendar month and we shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, our Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee (the “Compensation Committee”). However, in the event we have not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in our revenues and/or profits.

Our Board shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Keinan (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event we have not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in our revenues and/or profits and/or successful completion of transactions or activities by us (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Keinan, may, at any time and from time to time, initiate a Bonus grant to Mr. Keinan, and in such an event the approving process shall be set in motion.

Mr. Keinan waived his bonuses for 2007 and 2008 to which he was entitled pursuant to this provision.

Immediately upon our establishment of any new stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by our officers, directors, employees, or consultants (collectively, the “Plan”), our Board shall consider approving a grant of an appropriate amount of options (or any other applicable rights) under the Plan to Mr. Keinan. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event we have not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice.

In addition to the Fee and the Bonus, we shall pay directly and/or reimburse Mr. Keinan for his Expenses. For the purposes of the Keinan Consulting Agreement, the term “Expenses” shall mean any and all amounts we actually paid by and/or by Mr. Keinan, and/or to be paid by Mr. Keinan at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Keinan Consulting Agreement.

The Company acknowledges that in order to render the Services pursuant to the Keinan Consulting Agreement, Mr. Keinan may be required to travel frequently around the world. Therefore, in order to enable Mr. Keinan a normal family life we shall bear Expenses which are related to Mr. Keinan’s spouse.

Mr. Keinan shall hold and use, in his sole discretion, credit cards in the name of the Company (the “Credit Cards”). Due to Mr. Keinan’s position with the Company (i.e. Chairman of the Board) he may from time to time use the Credit Cards to make certain Company payments and pay certain Company expenses.

This Keinan Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the Company and Mr. Keinan shall have the right to terminate the automatic renewal of the Keinan Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Keinan shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Keinan, Guy Nissenson and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of the voting rights of the Company, if we shall choose to exercise our right to terminate the automatic renewal of the Keinan Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Keinan shall have the right to terminate the Keinan Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Keinan“). In the event of Early Termination by Mr. Keinan, the Notice Period shall be of not less than eight months.

The Keinan Consulting Agreement further provided that no later than June 30, 2007, we and Mr. Keinan shall enter into a severance agreement providing for an appropriate severance package for Mr. Keinan (the “Severance Agreement”). The Severance Agreement shall, inter alia, cover events of termination of the automatic renewal of the Keinan Consulting Agreement by us or Mr. Keinan, termination of the Keinan Consulting Agreement by Mr. Keinan, and scheduled retirement by Mr. Keinan. we have not yet entered into any such agreement.

The Keinan Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests; and other standard terms and conditions.

The Keinan Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by our Audit Committee.

Keinan Bonus and Success Fee

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between us, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues.

On June 28, 2004, our Board of Directors approved a bonus of £5,000 ($8,154) to Mr. Keinan for his efforts in connection with obtaining the license to become an international telecom service provider in Israel by Xfone 018.

Keinan Loan

Since our inception in September 2000, through December 31, 2000, we along with our subsidiary, Swiftnet provided Abraham Keinan, our Chairman of the Board, with a loan. This loan originally was reflected in a September 29, 2000 promissory note payable in ten equal installments ending on January 1, 2011. This note is non-interest bearing. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. On December 29, 2005, Mr. Keinan repaid £123,966 ($202,151) which was due for the fiscal year ended December 31, 2005. On December 26, 2006 Mr. Abraham Keinan, repaid the final payment of £123,965 ($202,150) under the terms of his loan.

Indemnification

Xfone 018 Ltd., our Israeli subsidiary, obtained certain credit facilities from Bank Hapoalim B.M. Prior to and during fiscal 2008, the credit facilities were secured with a personal guarantee by Abraham Keinan and Guy Nissenson, which included a pledge on 1,000,000 shares of Common Stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. In addition, we had agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may have incurred in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral. Mr. Keinan and Mr. Nissenson were released from these guarantees in 2009.

Guy Nissenson

Campbeltown Business Ltd.

Consulting Agreement

On May 11, 2000, Swiftnet Limited, which is now our wholly owned subsidiary, and our Chairman of the Board of Directors, Abraham Keinan, entered into an 18-month renewable consulting agreement with Campbeltown Business Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our President, Chief Executive Officer, and Director and other family members of Mr. Nissenson. This agreement provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month, along with an additional monthly performance bonus based upon Swiftnet attaining the following revenue levels, for consulting services in the area of business development and management activities:

TARGET AMOUNT OF REVENUES PER MONTH	ADDITIONAL MONTHLY BONUS
Less than £125,000 (approximately $203,838)	£0
Between £125,000 - £150,000 (approximately $203,838 - $244,605)	£1,250 (approximately $2,038)
Between £150,000 - £175,000 (approximately $244,605 - $285,373)	£2,500 (approximately $4,077)
Over £175,000 (approximately $285,373)	£2,750 (approximately $4,484)

The agreement with Campbeltown Business involving the aforementioned monthly payment of £2000, along with an additional monthly performance bonus, was separate from a bonus and success fee arrangement that was approved by our Board of Directors on April 2, 2002.

The May 11, 2000 agreement was for 18 months, but provided that it will be renewed by mutual agreement of Swiftnet and Campbeltown Business. On November 5, 2001, May 11, 2003, November 10, 2004, and May 11, 2006 we renewed this agreement for additional 18-month periods. On February 8, 2007, an Agreement was entered by and between us, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the aforementioned consulting agreement is terminated.

Stock Purchase Agreement

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business Ltd. a company owned and controlled by Guy Nissenson and his family. This agreement provides that:

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Abraham Keinan confirmed that all his businesses, activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

•	Campbeltown Business declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.
•	Campbeltown Business would invest $100,000 in Swiftnet, in exchange for 20% of the total issued shares of Swiftnet;
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Campbeltown Business would also receive 5% of our issued and outstanding shares following our acquisition of Swiftnet. In June 2000, Campbeltown Business invested the $100,000 in Swiftnet. We acquired Swiftnet and Campbeltown received 720,336 shares of our Common Stock for its 20% interest in Swiftnet

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Swiftnet and Abraham Keinan would guarantee that Campbeltown Business’ 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that Campbeltown Business would have in total at least 15% of our total issued shares after our acquisition occurred.

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Campbeltown Business would have the right to nominate 33% of the members of our board of directors and Swiftnet’s board of directors. When Campbeltown Business ownership in our Common Stock was less than 7%, Campbeltown Business would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown Business ownership in our Common Stock was less than 2%, this right would expire.

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Campbeltown Business would have the right to nominate a vice president in Swiftnet. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown Business and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

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Campbeltown Business will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

•	Keinan and Campbeltown Business have signed a right of first refusal agreement for the sale of their shares.
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Until we conduct a public offering or are traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business. This right expires when Campbeltown no longer owns any equity interest or shares in our company or our subsidiary, Swiftnet.

Bonus and Success Fee

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. This bonus and success fee was separate from our consulting agreement with Campbeltown Business, involving a monthly payment of £2000, along with an additional monthly performance bonus.

On February 8, 2007, an Agreement was entered by and between us, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues.

Nissenson Employment Agreements with Swiftnet

May 11, 2000 Employment Agreement

On May 11, 2000, Swiftnet Limited and our Chairman of the Board of Directors, Abraham Keinan, entered into an employment agreement with Guy Nissenson, our President, Chief Executive Officer, and Director (the “May 11, 2000 Employment Agreement”). Under the terms of the agreement, Swiftnet employed Mr. Nissenson to provide business development and sales and marketing services, at a base rate of £1,000 per month (approximately $1,631). The May 11, 2000 Employment Agreement provided that when Swiftnet reaches average sales of £175,000 per month for a consecutive three-month period, Mr. Nissenson’s salary will increase to £2,000 (approximately $3,261) per month. The May 11, 2000 Employment Agreement further provided that Mr. Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Mr. Keinan receives. As such, the agreement protected Mr. Nissenson’s rights to have at least 50% of the options rights that Mr. Keinan will have. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if: (1) Mr. Nissenson no longer works with Swiftnet; or (2) if within twelve months of Mr. Nissenson’s employment with the company Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least £120,000. Because the average sales per month exceeded £120,000 within a twelve-month period of Mr. Nissenson’s employment, Swiftnet cannot cancel these options.

March 28, 2007 Employment Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, Swiftnet and Mr. Nissenson entered into an employment agreement, to be effective as of January 1, 2007 (the “Nissenson Employment Agreement”).

The Nissenson Employment Agreement provides that Mr. Nissenson shall be employed as Director of Business Development of Swiftnet. Nissenson Employment Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007, (the “Initial Effective Term”), and thereafter shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of Swiftnet and Mr. Nissenson shall have the right to terminate the automatic renewal of Nissenson Employment Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Employment Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination”). In the event of Early Termination, the Notice Period shall be of not less than eight months.

Under the Nissenson Employment Agreement, Swiftnet shall pay to Mr. Nissenson during the term of his engagement a salary at the rate of £48,000 ($78,274) per annum, such salary to be paid in equal monthly installments in arrears on the last Friday of each month. Swiftnet shall provide Mr. Nissenson with an appropriate executive car or car allowance with an effective annual cost to Swiftnet of up to £15,000 ($24,461).

Swiftnet shall pay Mr. Nissenson contributions to the following schemes: (i) Health care for him and his immediate family; (ii) Permanent health; (iii) Life insurance arrangements (up to a maximum of four times salary); (iv) Pension rights - Swiftnet shall contribute a monthly sum equal to 7.5% of his salary; (v) Travel insurance.

Swiftnet shall reimburse to Mr. Nissenson all traveling, hotel, restaurant and other expenses incurred by him in the proper performance of his duties under his engagement.

If during the period of the employment under the Nissenson Employment Agreement Mr. Nissenson shall cease to be a director of Swiftnet, his employment shall continue and the terms of the Nissenson Employment Agreement (other than those relating to the holding of office of director) shall continue in full force.

The Nissenson Employment Agreement also contains special arrangements for sickness benefits, holiday entitlement and      provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Employment Agreement supersedes the May 11, 2000 Employment Agreement.

The Nissenson Employment Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by our Audit Committee.

Nissenson Consulting Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, we and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).

The Nissenson Consulting Agreement provides that Mr. Nissenson shall render to us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, we shall pay Mr. Nissenson a monthly fee of £10,000 ($16,307), which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below, to £16,000 ($26,091) effective as of June 1, 2008 (the “Fee”). Mr. Nissenson shall invoice us at the end of each calendar month and we shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, our Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee (the “Compensation Committee”). However, in the event we have not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in our revenues and/or profits.

The Company’s Board shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Nissenson (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event we have not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in our revenues and/or profits and/or successful completion of transactions or activities by us (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Nissenson, may, at any time and from time to time, initiate a Bonus grant to Mr. Nissenson, and in such an event the approving process shall be set in motion.

Mr. Nissenson waived his bonuses for 2007 and 2008 to which he was entitled pursuant to this provision.

Immediately upon our establishment of any new stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by our officers, directors, employees, or consultants (collectively, “Plan”), our Board shall consider approving a grant of an appropriate amount of options (or any other applicable rights) under the Plan to Mr. Nissenson. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event we have not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice.

In addition to the Fee and the Bonus, we shall pay directly and/or reimburse Mr. Nissenson for his Expenses. For the purposes of the Nissenson Consulting Agreement, the term “Expenses” shall mean any and all amounts actually paid by us and/or by Mr. Nissenson, and/or to be paid by Mr. Nissenson at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Nissenson Consulting Agreement.

The Company acknowledges that in order to render the Services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson a normal family life we shall bear Expenses which are related to Mr. Nissenson’s spouse.

Mr. Nissenson shall hold and use, in his sole discretion, credit cards in the name of the Company (the “Credit Cards”). Due to Mr. Nissenson’s position with the Company (i.e. President and CEO) he may from time to time use the Credit Cards to make certain Company payments and pay certain Company expenses.

This Nissenson Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the Company and Mr. Nissenson shall have the right to terminate the automatic renewal of the Nissenson Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Nissenson shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Nissenson, Abraham Keinan and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of the voting rights of the Company, if we shall choose to exercise our right to terminate the automatic renewal of the Nissenson Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Nissenson “). In the event of Early Termination by Mr. Nissenson, the Notice Period shall be of not less than eight months.

The Nissenson Consulting Agreement further provided that no later than June 30, 2007, we and Mr. Nissenson shall enter into a severance agreement providing for an appropriate severance package for Mr. Nissenson (the “Severance Agreement”). The Severance Agreement shall, inter alia, cover events of termination of the automatic renewal of the Nissenson Consulting Agreement by us or Mr. Nissenson, termination of the Nissenson Consulting Agreement by Mr. Nissenson, and scheduled retirement by Mr. Nissenson. We have not yet entered into any such agreement.

The Nissenson Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by our Audit Committee.

Nissenson Bonus and Success Fee

On December 29, 2005, our Board of Directors granted a bonus to Mr. Nissenson for an aggregate amount of $220,000 (the “Bonus”). The Company’s Board of Directors with the exception of Mr. Nissenson and Mr. Keinan who abstained from voting, resolved and granted the Bonus to Mr. Nissenson for his exceptional efforts and professional abilities to achieve our goals and determined that it was in the best interest of the Company, moreover, we believes that the Bonus was fair and proportionate to our President and Chief Executive Officer’s commitment and achievements.

Mr. Nissenson waived $22,610 of the Bonus.

Dionysos Investments (1999) Ltd. Financial Services and Business Development Consulting Agreement

A Financial Services Consulting Agreement was entered into on November 18, 2004, between Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos Investments”) and us with respect to certain services (the “Dionysos Investments Consulting Agreement”).  Mr. Haim Nissenson, a consultant of the Company since our inception and father of Mr. Guy Nissenson, our President, Chief Executive Officer and Director, is the Managing Director of Dionysos. Dionysos is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Under the Dionysos Investments Consulting Agreement, Dionysos Investments agrees to assist us in connection with services related to financial activities, financial reports, mergers & acquisitions and other business development work (the “Services”). In the event we request additional services, the scope of such additional services shall be as agreed by the parties and shall be governed by the Dionysos Investments Consulting Agreement.

The Dionysos Investments Consulting Agreement provided that Dionysos Investments will be compensated by us for the Services provided to us in the amount of £3,000 ($4,892) per month beginning on the Effective Date of the Dionysos Investments Consulting Agreement (the “Fees”). In addition, we will reimburse Dionysos Investments, based on prior approval, for expenses incurred, which expenses include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed (the “Expenses”). Compensation for any additional services provided by Dionysos Investment to us shall be as agreed by the parties.

The Effective Date of the Dionysos Investments Consulting Agreement is January 1, 2005 (the “Effective Date”). The term of the Dionysos Investments Consulting Agreement is two years (the “Term”). According to the Dionysos Investments Consulting Agreement, the Term will be automatically renewed for successive two-year periods, unless either party provides written notice at least ninety days prior to the end of the Term that such party does not wish to renew the Dionysos Investments Consulting Agreement.

First Amendment

On February 8, 2007, pursuant to the recommendations of the Audit Committee of the Company and the resolutions of its Board of Directors dated December 25, 2006, and February 4, 2007, we and Dionysos Investments entered into a First Amendment to the of the Dionysos Investments Consulting Agreement (the “First Amendment”).

The First Amendment provides that Section 2 of the Dionysos Investments Consulting Agreement shall be amended in its entirety to provide as follows:

(i) The parties agree that Dionysos Investments will be compensated by us for the Services provided to us in the amount of £8,000 ($13,046) per month, beginning on January 1, 2007;
(ii) In addition, we will pay Dionysos Investments a one time success fee in the amount of £10,000 ($16,307), for initiating, establishing and developing the relationship between us and certain Israeli financial institutions during fiscal years 2005-2006, relationships which resulted in significant investments made by certain Israeli financial institutions;
(iii) In addition, we will pay Dionysos Investments a success fee for any future investments in the Company made by Israeli investors during fiscal year 2007, provided such investments were a direct or indirect result of the Services provided to us. The success fee will be equal to 0.5% (half percent) of the gross proceeds of such investments; and

(iv) In addition, we will reimburse Dionysos Investments, based on prior approval by the Audit Committee, for expenses incurred, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed. Compensation for any additional services provided by Dionysos Investments to us shall be as agreed by the parties.

The parties agreed that the abovementioned compensation will only apply to fiscal year 2007, and then be reviewed and reconsidered by the Audit Committee and Board of Directors of in December 2007. In the event our Board of Directors, exercising sole discretion, decides not to approve the abovementioned compensation for fiscal year 2008, Dionysos Investments will have the option, in its sole discretion, to terminate the Dionysos Investments Consulting Agreement, or continue and provide the Services in return for the same compensation which was paid to it in fiscal years 2005-2006 (i.e. fee of £3,000 per month plus reimbursement of expenses).

The First Amendment further declares that the Audit Committee and Board of Directors approved the automatic renewal of the Term for an additional two-year period, ending on December 31, 2008.

On January 28, 2008, in accordance with the recommendation of the Audit Committee and in recognition of and following the successful efforts of Dionysos in raising capital for us in Israel during our 2007 fiscal year, the Board of Directors approved and confirmed by resolution the engagement of Dionysos to serve as our consultant for the fiscal year ended December 31, 2008 at the same level of compensation which was agreed to and paid for the fiscal year ended December 31, 2007.

Second Amendment

On January 15, 2009, pursuant to the recommendation of the Audit Committee and the resolution of the Board of Directors, we and Dionysos entered into a Second Amendment to the Consulting Agreement (the “Second Amendment”).  The Second Amendment confirmed the automatic renewal of the Consulting Agreement for an additional two-year period and set the same compensation levels for fiscal 2009 and 2010 that were established for fiscal 2007 and 2008.  Accordingly, Dionysos will continue to be paid £8,000 (approximately $13,046) per month, plus reimbursements for expenses, and will receive a success fee of 0.5% of the gross proceeds for any investments in the Company made by Israeli investors during fiscal 2009 and/or 2010 that result from Dionysos’ services to us.

The parties also agreed that in or about December 2010, the Audit Committee and Board of Directors would review and reconsider for approval the above-mentioned compensation for any future term(s).

Voting Agreement

Our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our Common Stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

Option Agreement

On July 1, 2008, Abraham Keinan, our Chairman of the Board and Guy Nissenson, our President, CEO and a director, entered into a certain Irrevocable Option Agreement (the “Option Agreement”). Pursuant to the Option Agreement, Mr. Keinan granted Mr. Nissenson (individually and/or together with the Nissenson Investors, as such term is defined in the Option Agreement) an irrevocable and exclusive option to purchase a minimum of 2,868,000 of the shares of Xfone common stock, $0.001 par value per share, that he beneficially owns (the “Option Shares”), at any time from the date of the Option Agreement through 5:00 p.m. (British Time) on January 1, 2009, at a price per share of $3.4289277 (the "Option").  The Option expired unexercised on January 1, 2009 pursuant to its terms.

The Option Agreement provided that in the event that Mr. Nissenson decided to exercise the Option, Mr. Keinan also had the right to sell to the purchaser(s) of the Option Shares up to an additional 340,000 shares of Xfone common stock that he owned, at the same price as the Option Shares (the "Additional Shares”).  Additionally, the Option Agreement provided that upon the purchase of the Option Shares and any Additional Shares, (i) Mr. Keinan would immediately resign from all of his positions with Xfone and/or its subsidiaries, (ii) would relinquish any rights under his agreements with us and our subsidiaries, including fees, salary, bonuses, options (including but not limited to outstanding and fully vested options), severance pay, etc., and (iii) the Voting Agreement by and between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd. dated September 28, 2004 would terminate.

Iddo Keinan

Mr. Iddo Keinan, son of Mr. Abraham Keinan, our Chairman of the Board, has been employed by our wholly owned UK based subsidiary, Swiftnet limited since 1998.

In 2006 Mr. Iddo Keinan served as the Commercial Director of Swiftnet, and his annual salary was £54,459 ($88,806). On December 25, 2006, our Board of Directors approved the continuing employment of Mr. Iddo Keinan by Swiftnet Limited, at an annual salary of £36,000. Accordingly, in 2007 his annual salary was £36,000 ($58,705), and in 2008 his annual salary was £36,000 ($58,705). On September 1, 2008, Mr. Keinan’s role changed to Wholesale Manager for Swiftnet.

Free Cash Flow Participation Agreement with NTS Holdings, Inc.

We entered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, an entity owned by Barbara Baldwin, President, CEO and Director of NTS Communications and Xfone USA, Jerry Hoover, Executive Vice President - Chief Financial Officer of NTS Communications and Treasurer of Xfone USA, and Brad Worthington, Executive Vice President - Chief Operating Officer of NTS Communications, pursuant to which NTS Holdings will be entitled to a payment from the Company of an amount equal to 5% of the aggregate excess free cash flow generated by our U.S. Operations, which is defined in the Participation Agreement as our operations and our U.S. subsidiaries, which include Xfone USA, Inc. and NTS, and their respective subsidiaries, as well as any U.S. entity that we acquire directly, or indirectly through our subsidiaries in the future (a “Future Acquisition”). NTS Holdings will be entitled to the participation amount beginning at such time as we have received a full return of our initial invested capital, plus an additional 8% return per year, in connection with the NTS acquisition (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms. Termination of the Participation Agreement may occur upon a sale or buyout of the Company’s U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

Shareholder Value, Ltd.

Shareholder Value, Ltd. is a Texas limited partnership which owns 100% of the building in Lubbock, Texas, from which NTS Communications leases its corporate offices, Network Control Center, Customer Care and Internet help desk locations. See “Item 2 – Description of Property” above. NTS Properties, LC is a Texas limited liability company that serves as the general partner of Shareholder Value, Ltd., and, in that capacity, owns 1% of Shareholder Value, Ltd. The remaining 99% of Shareholder Value, Ltd. is owned by a small group of investors, which includes several former shareholders of NTS Communications who sold their respective interests in NTS Communications to Xfone in connection with Xfone’s acquisition of NTS Communications in February 2008.  Such shareholders include Telephone Electronics Corporation (“TEC”), NTS Communications’ former majority shareholder, which owns approximately 49.5% of Shareholder Value Ltd., Barbara Baldwin, President, CEO and Director of NTS Communications and Xfone USA, who owns approximately 7.425% of Shareholder Value, Ltd., Jerry Hoover, Executive Vice President, Treasurer and Chief Financial Officer of NTS Communications and Treasurer of Xfone USA, who owns approximately 4.95% of Shareholder Value, Ltd., and Brad Worthington, Executive Vice President and Chief Operating Officer of NTS Communications, who owns approximately 4.95% of Shareholder Value, Ltd.

 NTS Properties, LC, was a wholly owned subsidiary of NTS Communications prior to the consummation of Xfone’s acquisition of NTS Communications in February 2008.  As a closing condition of the acquisition transaction, NTS Communication’s ownership interest in NTS Properties, LC was distributed pro-rata to former shareholders of NTS Communications, including TEC, which currently owns approximately 63.47% of NTS Properties, LC, and Ms. Baldwin, Mr. Hoover and Mr. Worthington who currently own approximately 5.52%, 0.08% and 0.37% of NTS Properties, LC, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2008, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

LEGAL PROCEEDINGS

We are not engaged in, nor are we aware of any pending or threatened, litigation in which any of our directors, executive officers or 5% stockholders is a party adverse to our Company or has a material interest adverse to our Company.

PROPOSAL II

APPROVAL OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General and Required Vote

On May 19, 2009, we engaged Virchow, Krause & Company, LLP and Baker Tilly (Horowitz Idan Goldstein Sabo Tevet) (formerly, Goldstein Sabo Tevet), independent members of Baker Tilly International (collectively, “Baker Tilly”) as our new independent accountants following our dismissal of Stark Winter Schenkein & Co., LLP (“SWS”) on May 19, 2009. See “Recent Change in Auditor” below.

The Charter of the Audit Committee of our Board provides that although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee shall recommend that the Board ask the Company’s stockholders at its next annual meeting to approve the Audit Committee’s selection of independent auditors. Therefore, a vote will be taken at the Meeting on this Proposal to approve the appointment of Baker Tilly as our independent certified public accountants for the fiscal year ending December 31, 2009, and the first quarter of the fiscal year ending December 31, 2010.

Nevada law and our Bylaws provide that, except as otherwise provided by the laws of the State of Nevada or by the Articles of Incorporation, any action to be taken by a vote of the stockholders, other than the election or re-election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the stockholders present in person, or by proxy and entitled to vote thereon. Accordingly, the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and voting on the matter, will be required to approve the Audit Committee’s selection of Baker Tilly as our independent certified public accountants for the fiscal year ending December 31, 2009, and the first quarter of the fiscal year ending December 31, 2010.  If this Proposal is not approved by the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of auditors.

Baker Tilly has no interest, financial or otherwise, in our Company. We do not currently expect a representative of Baker Tilly to physically attend the Meeting, however, it is anticipated that a Baker Tilly representative will be available to participate in the Meeting via telephone or video conference in the event they wish to make a statement, and in order to respond to appropriate questions.

Recent Change in Auditor

SWS served as our Independent Certified Public Accountants for each of the fiscal years ended December 31, 2005, 2006, 2007 and 2008, and for the first quarter of 2009.  On May 19, 2009, we dismissed SWS as our Independent Certified Public Accountants.  The decision to dismiss SWS was approved by the Audit Committee of our Board of Directors. During the fiscal years ended December 31, 2008 and 2007, and the subsequent interim periods through the date of SWS’ dismissal, (i) there were no disagreements with SWS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of SWS would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.  The reports of SWS on our consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

On May 19, 2009, we engaged Baker Tilly as our new independent accountants.  During the fiscal year ended December 31, 2008 and 2007, and the subsequent interim periods through the date of Baker Tilly’s engagement, neither we nor anyone on our behalf consulted Baker Tilly regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by Baker Tilley that it concluded was an important factor we considered in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 19, 2009, we filed with the Commission a Current Report on Form 8-K, as amended on June 3, 2009 on Form 8-K/A, disclosing the dismissal of SWS and appointment of Baker Tilly as our new auditors.

Audit and Non-Audit Fees

Our Audit Committee pre-approved all audit and non-audit services provided to us and during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the public accountants.

Aggregate fees for professional services rendered to us by (i) SWS as of or for the fiscal year ended December 31, 2008 and the first quarter of fiscal 2009 ended March 31, 2009, and (ii) Baker Tilly for the remaining three quarters of the fiscal year ended December 31, 2009 are set forth below:

	Fiscal Year
	2009	2008

Audit Fees (1)	$65,000	$160,513
Audit-Related Fees (2)	5,305	24,750
Tax Fees (3)	-	18,815
All Other (4)	3,500	1,000
Total	$73,805	$205,078

(1)      Audit Fees Aggregate fees for professional services rendered by SWS and/or Baker Tilly in connection with its audit of our consolidated financial statements for the fiscal years 2008 and 2007 and the quarterly reviews of our financial statements included in our Forms 10-Q.
(2)      Audit-related Fees Aggregate fees for professional services rendered by SWS and/or Baker Tilly in connection with its review of our filings with the SEC (i.e. Forms 8-K and S-1) and the Israel Securities Authority (i.e. Prospectus).
(3)      Tax Fees Aggregate fees for professional consulting services rendered by SWS and/or Baker Tilly in connection with our state and federal taxes.
(4)      All Other Reimbursement for expenses in connection with professional services rendered by SWS and/or Baker Tilly to us.

_______________________________

At the Meeting a vote will be taken on a proposal to approve the appointment of Baker Tilly as our independent certified public accountants for the fiscal year ending December 31, 2009, and the first quarter of the fiscal year ending December 31, 2010.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF BAKER TILLY.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee oversees the integrity of the Company’s financial statements and reporting process, overseeing the Company’s compliance with legal and regulatory requirements, overseeing the independent auditor’s qualifications and independence, and overseeing the performance of the Company’s internal audit function and independent auditors.

The Audit Committee is governed by a charter which was originally adopted on November 24, 2004, and then amended on January 28, 2008 and on June 28, 2009.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of the Company’s financial statements for the fiscal year ended December 31, 2008, the Committee met with management and the Company’s independent auditors, including meetings with the Company’s independent auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee’s review included discussion with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to the Company’s independent auditors, the Committee, among other things, discussed with SWS matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended on Form 10-K/A, for filing with the Commission.

This report has been furnished by the Audit Committee of the Board of Directors.

Itzhak Almog, Chairman
Israel Singer
Shemer Shimon Schwartz

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

SOLICITATION OF PROXIES

We will bear the cost of printing and mailing the proxies. In addition, we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  Solicitation of proxies may also be made personally, or by telephone, telegraph or E-mail, by our regularly employed officers and other employees, who will receive no additional compensation for such.  We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of our Common Stock.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Under our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), described above, and pursuant to article 2.4 of our Bylaws, any stockholder proposal or director nomination submitted in connection with the Company’s 2010 Annual Meeting of Stockholders (other than proposals brought under Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, which proposals are not governed by this Bylaw provision) must be received at our principal executive offices no less than 60 and no more than 90 calendar days prior to the first anniversary of the date of the 2009 Annual Meeting of Shareholders, or no earlier than September 23, 2010 and no later than October 22, 2010, and must otherwise comply with such Policy.

*************

It is important that your shares be represented at the Meeting.  While you have the matter in mind, please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Date: November 4, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive officer

Appendix A

XFONE, INC.

MINUTES OF THE BOARD OF DIRECTORS MEETING

October 1, 2009

The Directors of Xfone, Inc. (the “Company”) held, via telephone conference, a meeting on October 1, 2009.

The following Directors participated and had the ability to hear and be heard by all participants, and constituted a quorum pursuant to the bylaws of the Company: Itzhak Almog, Abraham Keinan (by proxy to Itzhak Almog), Guy Nissenson and Israel Singer.

The following participated by invitation: Alon Reisser, the Company’s General Counsel and Secretary, and Tommer Kahan, the Company’s Assistant General Counsel.

Itzhak Almog presided as Chairman of the meeting and Alon Reisser acted as Secretary. The meeting was called to order at 12:00 CDT.

RESOLUTIONS

After discussion and upon motion duly made, seconded and carried, it was resolved as follows:

1.
The Board of Directors calls for the 2009 Annual Meeting of shareholders of the Company to be held at 10:30 am ET on December 22, 2009, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States (the “Annual Meeting”).

2.	Only shareholders of record at the close of business on November 2, 2009, shall be entitled to vote at the Annual Meeting.

3.
The officers of the Company (including the Secretary) be, and they are or any one of them is, hereby authorized, empowered and directed, from time to time, in the name and on behalf of the Company to execute, make oath to, acknowledge and deliver, any and all agreements, orders, directives, certificates, notices, assignments and other documents, instruments and papers and to take or cause to be taken such steps as they, with and upon the advice of legal counsel of the Company, may determine to be necessary, appropriate or advisable to carry out the intent and purposes of the foregoing resolutions, such determination to be evidenced conclusively by the execution and delivery of such documents and the taking of such steps.

ADJOURNMENT

There being no further business, and upon motion duly made and seconded, the meeting was adjourned.

                                                                                              Respectfully Submitted,

                    /s/ Itzhak Almog
                                                                                              ___________________
                                                                                              Itzhak Almog
                                                                                              Chairman of the meeting

                      /s/ Alon Reisser
                                                                                              ___________________
                                                                                              Alon Reisser
                                                                                              Secretary

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XFONE, INC.

MINUTES OF THE BOARD OF DIRECTORS MEETING

October 15, 2009

The Directors of Xfone, Inc. (the “Company”) held, via telephone conference, a meeting on October 15, 2009.

The following Directors participated and had the ability to hear and be heard by all participants, and constituted a quorum pursuant to the bylaws of the Company: Abraham Keinan, Guy Nissenson (by proxy to Abraham Keinan), Israel Singer, Eyal J. Harish, Aviu Ben Horrin, Itzhak Almog and Arie Rosenfeld.

The following participated by invitation: Alon Reisser, the Company’s General Counsel and Secretary, and Tommer Kahan, the Company’s Assistant General Counsel

Abraham Keinan presided as Chairman of the meeting and Alon Reisser acted as Secretary.

The meeting was called to order at 11:00 CDT.

DISCUSSION

Mr. Reisser referred the Board to the fact that it had previously set the date of the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”) for December 22, 2009, and stated that the agenda for the Annual Meeting was still required to be established.  Mr. Reisser presented two “routine” proposals to be included on the agenda of the Annual Meeting for a vote of the Company’s stockholders: the election/re-election of directors and approval of appointment of the Company’s auditors.

RESOLUTIONS

After discussion and upon motion duly made, seconded and carried, it was resolved as follows:

(i)
Reference is made to the approval on April 28, 2009 of the Audit Committee of the Board of Directors of the Company of the appointment of Virchow, Krause & Company, LLP and Baker Tilly (Horowitz Idan Goldstein Sabo Tevet), independent members of Baker Tilly International (collectively, “Baker Tilly”), as the Company’s Independent Certified Public Accountants, for the fiscal year ending December 31, 2009, and the first quarter of the fiscal year ending December 31, 2010, pursuant to that certain Engagement Letter by and among the Company and Baker Tilly, entered into on May 18, 2009, attached hereto as Appendix A and incorporated herein by reference.

    RESOLVED, that the Board of Directors hereby recommends that the Stockholders of the Company vote "FOR" the approval of the appointment of Baker Tilly as the Company’s Independent Certified Public Accountants for the ensuing year at the Annual Meeting; and be it further

(ii)
RESOLVED, that the officers of the Company (including the Secretary) be, and they are or any one of them is, hereby authorized, empowered and directed, from time to time, in the name and on behalf of the Company to execute, make oath to, acknowledge and deliver, any and all agreements, orders, directives, certificates, notices, assignments and other documents, instruments and papers and to take or cause to be taken such steps as they, with and upon the advice of legal counsel of the Company, may determine to be necessary, appropriate or advisable to carry out the intent and purposes of the foregoing resolutions, such determination to be evidenced conclusively by the execution and delivery of such documents and the taking of such steps.

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ADJOURNMENT

There being no further business, and upon motion duly made and seconded, the meeting was adjourned.

                                                                                              Respectfully Submitted,

                                                                                              /s/ Abraham Keinan
                                                                                              ___________________
                                                                                              Abraham Keinan
                                                                                              Chairman of the Board

                                                 /s/ Alon Reisser
                                                                                              ___________________
                                                                                              Alon Reisser
                                                                                              Secretary

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Form of Proxy Card

XFONE, INC.

PROXY CARD

       Annual Meeting of Stockholders - December 22, 2009

Registered Holders Only: There are three ways to vote:

1)           VOTE AT THE MEETING.

2)           VOTE BY MAIL: Mark, sign and date this Proxy Card and return it in the enclosed postage paid envelope to:  Transfer Online, 317 S.W. Alder Street, 2nd Floor, Portland, OR 97204.

3)           VOTE BY INTERNET: Cast your ballot electronically, in accordance with the following instructions:

(i)	Contact our Secretary, Alon Reisser at alon@xfone.com, or Jen Berry from Transfer Online at jen@transferonline.com, to obtain your personal Authorization Code
(ii)           Go online to www.transferonline.com/proxy
(iii)	Enter the Proxy ID (246) and your personal Authorization Code
(iv)	Press Continue
(v)	Make your selections
(vi)	Press Vote Now

If you vote by Internet, please do not mail your Proxy Card

***

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guy Nissenson and/or Niv Krikov with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Xfone, Inc., to be held on December 22, 2009, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States. The meeting will commence at 10:30 a.m. local time and at all adjournments thereof, upon the matters specified on the back side of this Proxy Card, all as more fully described in the Proxy Statement dated November 4, 2009 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

[The remainder of the page is intentionally left blank]

A-4-

1.           To elect one (1) director (Arie Rosenfeld) and re-elect four (4) directors (Eyal Josef Harish, Aviu Ben-Horrin, Itzhak Almog and Israel Singer), each such director to serve until the 2010 Annual Meeting of the Company’s Stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death. The Board of Directors Members up for election are as follows:

Director	Term
Eyal Josef Harish	One year; eligible for re-election at the 2010 Annual Meeting
Aviu Ben-Horrin	One year; eligible for re-election at the 2010 Annual Meeting
Itzhak Almog	One year; eligible for re-election at the 2010 Annual Meeting
Israel Singer	One year; eligible for re-election at the 2010 Annual Meeting
Arie Rosenfeld	One year; eligible for re-election at the 2010 Annual Meeting

☐ FOR ALL NOMINEES          ☐ WITHHELD FOR ALL NOMINEES

INSTRUCTION:  To withhold authority to vote for any individual, write that nominee's name in the space provided below:

___________________________________________________________________________________________________

2.           To approve the appointment of Virchow, Krause & Company, LLP and Baker Tilly (Horowitz Idan Goldstein Sabo Tevet), independent members of Baker Tilly International, as the Company’s Independent Certified Public Accountants, for the fiscal year ending December 31, 2009, and the first quarter of the fiscal year ending December 31, 2010.

☐ FOR            ☐ AGAINST                 ☐ ABSTAIN

3.           In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

Every properly signed proxy card will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy card heretofore given.

Date: __________________

_______________________              _______________________
(Print name of Shareholder)               (Print name of Shareholder)

                                                            _______________________
(Signature)                                          (Signature)

Number of Shares:    ________________

Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

A-5-